UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

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RCM TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RCM Technologies, Inc.	Tel: 856.356.4500
2500 McClellan Avenue	Fax: 856.356.4600
Pennsauken, NJ 08109	www.rcmt.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 15, 2022

To Our Stockholders:

The RCM Technologies, Inc. 2022 Annual Meeting of Stockholders will be held on Thursday, December 15, 2022, at 4:00 p.m. Eastern time. In light of the challenges posed by the COVID-19 outbreak and in the best interests of public health and the health and safety of our stockholders, employees and Board of Directors, this year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend, vote and submit your questions during the live webcast of the meeting by visiting https://web.lumiagm.com/204238937 and entering password: rcm2022.

The purposes of the meeting are to:

1.	Elect five directors to hold office until the Annual Meeting of Stockholders to be held in 2023 and until their successors are duly elected and qualified;

2.	Approve a proposal to amend the RCM Technologies, Inc. 2014 Omnibus Equity Compensation Plan to increase the number of shares available for grant thereunder;

3.	Ratify our Audit Committee’s selection of WithumSmith+Brown, PC as our independent accountants for our fiscal year ending December 31, 2022;

4.	Conduct an advisory vote to approve the compensation of our named executive officers for 2021; and

5.	Transact such other business as may properly come before the meeting or any adjournment(s) of the meeting.

We have fixed October 19, 2022 as the record date for determining the stockholders entitled to vote at the meeting. You are not entitled to notice of, or to vote at, the meeting if you were not a stockholder of record at the close of business on that date.

You are cordially invited to attend the meeting (on a virtual basis, which will be the only means of attending this year’s meeting). Whether or not you expect to attend the meeting, please sign, date and promptly return the enclosed proxy to ensure that your shares will be represented at the meeting. The enclosed envelope requires no postage if mailed within the United States. Most of our stockholders hold their shares in “street name” through brokers, banks and other nominees and may choose to vote their shares by telephone instead of using the enclosed proxy card. If you wish to vote by telephone, please follow the instructions on your proxy card. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

Kevin D. Miller
Secretary

Pennsauken, New Jersey
November 10, 2022

RCM TECHNOLOGIES, INC.

2500 McClellan Avenue
Suite 350
Pennsauken, New Jersey 08109

________________________________

PROXY STATEMENT
________________________________

ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 15, 2022

About this Proxy Statement

Our Board of Directors is soliciting proxies to be used at our 2022 Annual Meeting of Stockholders. The meeting will be a virtual meeting on Thursday, December 15, 2022, at 4:00 p.m. Eastern time. This proxy statement, the notice of annual meeting and the form of proxy will be mailed to stockholders beginning on or about November 10, 2022.

VOTING PROCEDURES

Who Can Vote

Only RCM common stockholders at the close of business on the record date, October 19, 2022, may vote at the annual meeting. You are entitled to cast one vote for each share of RCM common stock that you owned as of the close of business on the record date. At the close of business on the record date, there were 9,857,310 shares of RCM common stock outstanding.

How You Can Vote

You can vote by:

•	marking your proxy card, dating and signing it, and returning it in the postage-paid envelope we have provided,

•	phoning in your vote using the information provided on your voting form, or

•

attending the meeting and voting on line during the meeting; registered holders and beneficial owners with shares held in street name (held in the name of a broker or other nominee) may vote online at the meeting by visiting the following Internet website: https://web.lumiagm.com/204238937, entering password: rcm2022, and providing the 11-digit control number included in the notice of annual meeting, on their proxy card or on the instructions that accompanied the proxy materials. Beneficial owners with shares held in street name must obtain a legal proxy from their broker or other nominee to vote online at the meeting.

How You Can Revoke Your Proxy or Change Your Vote

You can revoke your proxy at any time before it is voted at the meeting by:

•	sending a written notice that you have revoked your proxy to our Secretary, Kevin D. Miller, at 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109-4613,

•	submitting a later-dated proxy card, or

•	attending the meeting and voting on line in accordance with the process set forth above.

If a bank, broker or other holder of record holds your shares in its name, you must obtain a proxy card executed in your favor from the holder of record to be able to vote your shares at the meeting.

General Information on Voting

A quorum must exist for voting to take place at the meeting. A quorum exists if holders of a majority of the outstanding shares of our common stock are present at the meeting in person or are represented by proxy at the meeting.

Director nominees are elected by a majority vote, meaning that a nominee for director is elected only if he or she receives the affirmative vote of a majority of the total votes cast for and against such nominee. All other matters to be voted upon at the meeting must be approved by a majority of the votes cast on those matters.

Shares represented by a proxy marked “abstain” on any matter will be considered present at the meeting for purposes of determining whether there is a quorum but will not be considered as votes cast on that matter. Shares represented by a proxy as to which there is a “broker non-vote” (that is, where a broker holding your shares in “street” or “nominee” name indicates to us on a proxy that you have given the broker the discretionary authority to vote your shares on some but not all matters), will be considered present at the meeting for purposes of determining a quorum but will not be considered as votes cast on matters as to which there is a “broker non-vote.” Abstentions and “broker non-votes” will therefore have no effect on the outcome of any vote taken at the meeting.

Shares that have been properly voted and not revoked will be voted at the meeting in accordance with the instructions on your proxy card. If you sign your proxy card but do not mark your choices, Bradley S. Vizi or Kevin D. Miller, the persons named on the enclosed proxy card, will vote the shares represented by your proxy card:

●	FOR the persons we nominated for election as directors (Proposal No. 1);

●	FOR a proposal to amend the RCM Technologies, Inc. 2014 Omnibus Equity Compensation Plan to increase the number of shares available for grant thereunder (Proposal No. 2);

●	FOR the ratification of our Audit Committee’s selection of WithumSmith+Brown, PC as our independent accountants for our fiscal year ending December 31, 2022 (Proposal No. 3); and

●	FOR approval of an advisory resolution approving the compensation of our named executive officers for 2021 (Proposal No. 4).

If any other matters are properly presented at the meeting for consideration, Mr. Vizi and Mr. Miller will have the discretion to vote on those matters for you. Currently, we are not aware of any such matters.

Costs of Solicitation

We will pay for preparing, assembling and mailing this proxy statement. Our directors, officers and employees may solicit proxies through the mail, direct communication or otherwise. None of our directors, officers or employees will receive additional compensation for soliciting proxies. We may reimburse brokerage firms and other custodians, nominees or fiduciaries for their reasonable expenses for forwarding proxy and solicitation materials to stockholders.

Instructions to Attend the Meeting

Record Holders: If you were a holder of record of common stock of RCM at the close of business on October 19, 2022 (i.e. your shares are held in your own name in the records of RCM’s transfer agent, American Stock Transfer & Trust Company, LLC (AST)), you can attend the meeting by visiting https://web.lumiagm.com/204238937 and entering the 11-digit control number previously provided to you in your proxy materials. The password for the virtual meeting is rcm2022. If you are a shareholder of record and you have misplaced your 11-digit control number, please call AST at (877) 773-6772.

Beneficial Owners: If you were a beneficial owner of common stock of RCM at the close of business on October 19, 2022 (i.e. you hold your shares in “street name” through an intermediary, such as a bank, broker or other nominee), you must register in advance in order to attend the meeting. To register, please obtain a legal proxy from the bank, broker or other nominee that is the record holder of your shares and then submit the legal proxy, along with your name and email address, to AST to receive an 11-digit control number that may be used to access the virtual meeting site provided above. Any control number that was previously provided with your proxy materials, likely a 16-digit number, will not provide access to the virtual meeting site. Requests for registration and submission of legal proxies should be labeled as “Legal Proxy” and must be received by AST no later than 5 p.m., Eastern Time, on December 10, 2022. All such requests should be submitted (1) by email to proxy@astfinancial.com, (2) by facsimile to (718) 765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Obtaining a legal proxy may take several days and shareholders are advised to register as far in advance as possible. Once you have obtained your 11-digit control number from AST, please follow the steps set forth above for shareholders of record to attend the meeting.

Attending the Meeting as a Guest: Guests may attend the meeting in “listen-only” mode by visiting https://web.lumiagm.com/204238937 and entering the information requested in the “Guest Login” section. Guests will not have the ability to vote or ask questions at the meeting.

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Stockholders to be Held on December 15, 2022

This proxy statement and our 2021 annual report to stockholders are available at

http://www.astproxyportal.com/ast/08117/

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table lists the persons we know to be beneficial owners of at least five percent of our common stock as of October 28, 2022.

Name and Address of Beneficial Owner	Number of Shares	Approximate Percentage of Outstanding Common Stock(1)

Renaissance Technologies LLC(2)	622,468	6.3%
800 Third Avenue
New York, NY 10022

Dimensional Fund Advisors LP(3)	527,714	5.3%
Building One
6300 Bee Cave Road, Building One
Austin, TX 78746

Ben Andrews(4)	525,000	5.3%
P. O. Box 357303
Gainesville, FL 32635

(1)	Based on 9,841,764 shares outstanding as of October 28, 2022.

(2)

Based on Amendment No. 5 to Schedule 13G filed with the Commission on February 11, 2022. The filing states that Renaissance Technologies LLC has sole dispositive voting power over 622,468 shares. has sole voting power over 589,623 shares and sole dispositive power over 622,468 shares.

(3)

Based on the Schedule 13G filed with the Commission on February 8, 2022. The filing states that Dimensional Fund Advisors LP, a registered investment advisor, has sole voting power over 519,820 shares and sole dispositive power over 527,714 shares.

(4)	Based on information provided to us by Mr. Andrews on April 14, 2022 upon our request. Mr. Andrews exercises sole voting and dispositive power over all such shares.

Security Ownership of Management

The following table lists the number of shares of our common stock beneficially owned, as of October 28, 2022, by each director and director nominee, each of our executive officers, certain members of our senior management, and by our directors and executive officers as a group. In general, beneficial ownership includes those shares a person has the power to vote or transfer, as well as shares owned by immediate family members who live with that person.

Name	Number of Shares	Approximate Percentage of Outstanding Common Stock(1)
Bradley S. Vizi	1,325,000	13.4%

Chigozie Amadi	6,500	*

Roger H. Ballou(2)	182,582	1.8%

Richard A. Genovese(3)	33,975	*

Swarna Srinivas Kakodkar(4)	49,820	*

Jayanth S. Komarneni(5)	54,712	*

Kevin D. Miller	580,387	5.9%

Michael Saks	100,843	1.0%

All directors and executive officers as a group (7 persons)	2,333,819	23.6%

*	Represents less than one percent of our outstanding common stock.

(1)	Based on 9,841,764 shares outstanding as of October 28, 2022.

(2)	Includes 7,189 shares that will vest on December 16, 2022.

(3)	Includes 7,189 shares that will vest on December 16, 2022.

(4)	Includes 7,189 shares that will vest on December 16, 2022.

(5)	Includes 7,189 shares that will vest on December 16, 2022.

PROPOSAL 1
___________________________

ELECTION OF DIRECTORS

Stockholders are being asked to elect five (5) directors at the Annual Meeting, each to serve until his or her successor is duly elected at the 2023 annual meeting and qualified. Your Board has nominated for election as director Bradley S. Vizi, Chigozie Amadi, Richard A. Genovese, Swarna Srinivas Kakodkar and Jayanth S. Komarneni. One of our current directors, Roger H. Ballou, who has served as a member of the Board of Directors since 2013, will not stand for reelection following the completion of his term at the Annual Meeting.

Ms. Srinivas Kakodkar and Messrs. Vizi, Amadi, Genovese and Komarneni have consented to serve a term on our Board of Directors, and the persons named as proxy holders on the enclosed proxy card, Mr. Vizi and Mr. Miller, intend to vote FOR the election of Ms. Srinivas Kakodkar and Messrs. Vizi, Amadi, Genovese and Komarneni unless you mark a contrary instruction on your proxy card. Unless you indicate otherwise on your proxy card, if any of Ms. Srinivas Kakodkar or Messrs. Vizi, Amadi, Genovese and Komarneni is unable to serve as a director at the time of the Annual Meeting, Mr. Vizi or Mr. Miller will vote FOR the election of another person that the Board may nominate in their place.

Set forth below are brief descriptions of the nominees for election as director and of the continuing directors. The descriptions for the directors set forth the experience, qualifications, attributes and skills that have led the Board’s Nominating & Corporate Governance Committee and the Board to conclude that these individuals should serve as directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF BRADLEY S. VIZI, ROGER H. BALLOU, RICHARD A. GENOVESE, SWARNA SRINIVAS KAKODKAR AND JAYANTH S. KOMARNENI AS MEMBERS OF OUR BOARD OF DIRECTORS.

Nominees for Election as Directors

Bradley S. Vizi, Director since 2013, age 38

Mr. Vizi has served as our Executive Chairman & President since June 2018.  Previously Mr. Vizi served as our Chairman of the Board since September 2015 and a board member since December 2013. From February 2016 to June 2022, Mr. Vizi served as a member of the Board of Directors at L.B. Foster (NASDAQ: FSTR), a leading manufacturer, fabricator, and distributor of products and services for the rail, construction, energy and utility markets with locations in North America and Europe.  Mr. Vizi founded Legion Partners, Inc. in 2010 and Legion Partners Asset Management, LLC in 2012, where he served as Managing Director and Portfolio Manager until October 2017.  From 2007 to 2010, Mr. Vizi was an investment professional at Shamrock Capital Advisors, Inc. (“Shamrock”), the alternative investment vehicle of the Disney Family.  Prior to Shamrock, from 2006 to 2007, Mr. Vizi was an investment professional with the private equity group at Kayne Anderson Capital Advisors L.P. Mr. Vizi is a CFA Charterholder and graduated from the Wharton School at the University of Pennsylvania.

Mr. Vizi’s significant public company experience is particularly valuable in the areas of strategy, capital allocation, compensation planning, corporate governance and marketing the Company to the investment community.

Nominees for Election as Directors (Continued)

Chigozie Amadi, age 38

Mr. Amadi has served since October 2019 as the Chief Financial Officer for The Siegel Group, a conglomerate of private companies focusing on investments and management of real estate and food and beverage businesses. Mr. Amadi leads the departments of accounting, finance, payroll, acquisitions, and dispositions. Before his current role, Mr. Amadi previously served as Director of Real Estate Investments for The Siegel Group. Mr. Amadi also worked for Wells Fargo & Company, providing secured and unsecured financing to REITs and private real estate firms.  Mr. Amadi holds a J.D. from Loyola Law School and a B.A. from the University of Pennsylvania and is an active member of the California Bar.

Mr. Amadi’s extensive experience overseeing the preparation and aggregation of the financial performance of multiple companies, in addition to supervising the audits and financial professionals responsible for those audits, and his legal acumen, allow him to make valuable contributions to all of the Company’s business segments.

Richard A. Genovese, Director since 2018, age 68

Mr. Genovese is currently engaged in private equity consultation roles related to turnaround and asset acquisition and disposition activities. Mr. Genovese serves as a director of Loyalty Ventures Inc (NASDAQ: LYLT), a loyalty marketing company.  Mr. Genovese served as Executive Chairman for Complia Health/Develus Systems from July 2017 thru December 2019 at which time a disposition of the company occurred and Mr. Genovese exited this role.  Mr. Genovese was requested to and rejoined the Board of Complia Health in January 2021.  Mr. Genovese served as the Chief Operating Officer and Executive Vice President of CIBER, Inc. from February 2012 to January 2014 and as its Executive Vice President of North American Operations from September 2011 to February 2012.  Prior to joining CIBER, Mr. Genovese worked at various technology and consulting leaders including IBM, Price Waterhouse Coopers (PWC) and Electronic Data Systems (EDS). At IBM, he served as General Manager of Application Services for the Americas, the largest offering group within IBM’s Global Business Services. Prior to that, he was General Manager of the IBM Business Process Outsourcing practice for the Americas and also Managing Partner for the Global Business Services Communications sector. He joined IBM through its acquisition of PWC in 2002, where he was Managing Partner of Business Process Outsourcing for the Americas and Managing Partner for the Global Energy Consulting Practice. At PWC, Mr. Genovese was admitted as a partner in 1990. He began his career at EDS, where he was a principal.  Mr. Genovese has a Bachelor of Business Administration with a concentration in Finance and Accounting from Loyola University.

Mr. Genovese’s extensive experience in senior operating and financial roles provides direct relevance to the day to day issues facing the Company. Additionally, his skills base founded in information technology services and human capital management is directly relevant to the Company’s performance criteria.

Nominees for Election as Directors (Continued)

Swarna Srinivas Kakodkar, Director since 2019, age 39

Ms. Kakodkar is a seasoned technology executive with over 15 years of experience building organizations that develop high-impact software to serve enterprises, developers, and consumers.  Ms. Kakodkar currently leads a product management organization at Google.  She previously led product and technical teams at Amazon Web Services, where she launched services that have touched millions of users.  Prior to that, she held various roles at Facebook, where she oversaw the development of digital advertising products and global partnerships with some of Facebook’s largest customers.  Prior to joining Facebook, Ms. Kakodkar worked at AOL Platforms, where she developed capital allocation strategies, managed M&A activity, and built technology partnership programs.  She chairs our Compensation Committee, serves on our Audit Committee, and serves on our Nominating/Governance Committee. She holds an M.B.A. from Harvard Business School and a B.A. from Harvard College.

Ms. Kakodkar’s extensive experience in digital marketing, financial modeling, enterprise software, implementation of new technologies, and management and retention of diverse employee groups, allow her to make valuable contributions to all of the Company’s business segments.

Jayanth S. Komarneni, Director since 2020, age 39

Mr. Komarneni is the founder and chair of the Human Diagnosis Project (‘Human Dx’), an open medical intelligence system. Human Dx has brought together top medical organizations (including the American Medical Association, the American Board of Medical Specialties, and the National Association of Community Health Centers), health systems (including research collaborations with Harvard, Johns Hopkins, UCSF, Stanford, and Kaiser Permanente), and financial supporters (including the European Union, the MacArthur Foundation, the Gordon & Betty Moore Foundation, Union Square Ventures, and Andreessen Horowitz). Before founding Human Dx, Mr. Komarneni advised leadership at some of the world's preeminent organizations while working at McKinsey & Company and Bain & Company. Mr. Komarneni's work spanned stakeholders in the social, public, and private sectors, including foundations, governments, companies (in the life sciences, health care, technology, energy, and financial services industries), and alternative investment firms. After McKinsey and Bain, he helped launch and operate Greenoaks Capital Management, a global alternative investment firm, as its first employee. Mr. Komarneni also participated in Y Combinator, the world's leading technology accelerator. Mr. Komarneni has degrees that include an MSc in Global Health Science from the University of Oxford and an MBA from the Wharton School, and an MS in Biotechnology from the School of Engineering and Applied Science at the University of Pennsylvania.

Mr. Komarneni's prior background founding, advising, and working at leading organizations in the technology, healthcare, investment, professional services, and life sciences industries helps contribute across RCM's diverse business segments from strategic and operational perspectives.

OUR EXECUTIVE OFFICERS

The following table lists our executive officers. Our Board elects our executive officers annually for terms of one year and may remove any of our executive officers with or without cause.

Name	Age	Position
Bradley S. Vizi	38	Executive Chairman & President
Kevin D. Miller	56	Chief Financial Officer, Treasurer and Secretary
Michael Saks	66	Division President, Health Care Services

Bradley S. Vizi. See above.

Kevin D. Miller has served as our Chief Financial Officer, Secretary and Treasurer since October 2008. From July 1997 until September 2008, he was Senior Vice President of RCM. From 1996 until July 1997, Mr. Miller served as an Associate in the corporate finance department of Legg Mason Wood Walker, Incorporated. From 1995 to 1996, Mr. Miller was a business consultant for the Wharton Small Business Development Center. Mr. Miller previously served as a member of both the audit and corporate finance groups at Ernst & Young LLP. Mr. Miller has a Bachelor of Science in Accounting from The University of Delaware and a Masters in Business Administration with a concentration in Finance from the Wharton School at The University of Pennsylvania.

Michael Saks has served as our Division President of Health Care Services since June 2018. From May 2007 to June 2018 he was the Senior Vice President and General Manager of our Health Care Services Division. From January 1994 until May 2007 he was the Vice President and GM of our Health Care Services Division. Prior to joining RCM, Mr. Saks served as a corporate executive at MS Executive Resources, MA Management and Group 4 Executive Search. Mr. Saks has over 31 years of executive management, sales and recruiting experience. Mr. Saks has a Bachelor of Science in Accounting and Finance from Fairleigh Dickinson University.

EXECUTIVE COMPENSATION

The Compensation Committee of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Compensation Committee seeks to ensure that the total compensation paid to the executives is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to our executives, including the named executive officers, are similar to those provided to other executive officers. Our named executive officers for fiscal 2021 are Messrs. Vizi, Saks and Miller.

As part of our ongoing effort to better align our leadership, corporate governance structure and compensation methodologies with the interests and perspectives of our stockholders, members of our Board of Directors and management team periodically speak with many of our more significant stockholders. Mindful of the input of these stockholders and motivated by our commitment to the implementation of best practices in corporate governance and compensation, the Compensation Committee and our Board have undertaken over the last several years a series of efforts with respect to compensation reform, including the following steps:

●	Limiting executive severance cash pay-outs to no more than 24 months’ base salary and bonus;

●	Prohibiting tax gross-ups in all future employment agreements;

●	Requiring future employment agreements to contain a “double trigger” with respect to executive change-in-control payments;

●	Adopting an incentive payment claw back policy for named executive officers; and

●	Developed the conceptual framework for a long term incentive plan containing performance-based stock units for the Company’s Chief Executive Officer and Chief Financial Officer.

In January 2021, the Compensation Committee awarded Mr. Vizi 125,000 shares of our common stock in recognition of various qualitative and financial accomplishments in fiscal 2020. While this grant was made in recognition of his service in 2020, in accordance with applicable regulations of the Commission, its value is included in the Summary Compensation Table with respect to the fiscal year ended January 1, 2022, since the grant date of the award occurred after that fiscal year.  As such, its grant date fair value ($271,250) appears in the Summary Compensation Table for the year ended January 1, 2022.

In March 2021, the Compensation Committee approved a performance-based grant of a target amount of 90,000 performance stock units (“PSUs”) to Mr. Vizi that based on certain performance metrics for fiscal year 2021 could increase to 125,00 PSUs. In January 2022, under the January 2021 performance based grant, the Compensation Committee awarded 125,000 shares. The value of these performance based shares, based on the grant date share price, is $407,500 and will be included in the fiscal 2022 Summary Compensation Table, in accordance with applicable regulations of the Commission.

In January 2020, the Compensation Committee granted to Mr. Vizi a total of 150,000 restricted stock units (RSUs), which become vested in three (3) equal annual installments of 50,000 RSUs on each anniversary of the date of grant, so long as Mr. Vizi remains continuously employed by the Company through such vesting dates, provided that vesting would be accelerated if his employment terminates before such vesting dates on account of death, disability or a covered termination following a change in control. The value of the January 2020 grant, based on the grant date share price, is $423,000 and appears in the Summary Compensation Table for the year ended January 2, 2021.

EXECUTIVE COMPENSATION (CONT’D)

In March 2022, the Compensation Committee awarded Messrs. Saks and Miller cash bonuses of $240,000 and $225,000, respectively, per specific incentive targets in compensation plans approved by the Compensation Committee in fiscal 2021. These cash bonuses are reflected in the Summary Compensation Table with respect to the fiscal year ended January 1, 2022, in accordance with applicable regulations of the Commission.

Summary Compensation Table

The following table lists, for our fiscal years ended January 1, 2022 (captioned 2021 in the below table) and January 2, 2021 (captioned 2020 in the below table), cash and other compensation paid to, or accrued by us, for our chief executive officer and each of the persons who, based upon total annual salary, annual incentive compensation and bonus, was one of our other two most highly compensated executives during the fiscal year ended January 1, 2022.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation(2)	Total

Bradley S. Vizi	2021	$375,000	$-	$271,250	$-	$5,986	$652,236
Executive Chairman & President	2020	$250,000	$-	$423,000	$-	$5,411	$678,411

Kevin Miller	2021	$370,000	$-	$-	$225,000	$20,363	$615,363
Chief Financial Officer	2020	$370,000	$75,000	$-	$-	$17,682	$462,682

Michael Saks	2021	$285,000	$-	$-	$240,000	$13,268	$538,268
President, Health Care Services	2020	$275,000	$75,000	$15,500	$-	$11,960	$377,460

(1)

In January 2021, the Compensation Committee awarded Mr. Vizi 125,000 shares of our common stock in recognition of various qualitative and financial accomplishments in fiscal 2020. While this grant was made in recognition of his service in 2020, in accordance with applicable regulations of the Commission, its grant date fair value is included in the Summary Compensation Table with respect to the fiscal year ended January 1, 2022, since the grant date of the award occurred during that fiscal year.  The assumptions used in determining the amounts in the column are set forth in Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended January 1, 2022 filed with the Commission.

(2)	This amount represents premiums we paid for medical, dental, vision, life and disability insurance on each of the officers named in this table.

During our 2021 and 2020 fiscal years, certain of the officers named in this table received personal benefits not reflected in the amounts of their respective annual salaries or bonuses.  The dollar amount of these benefits did not, for any individual in any fiscal year, exceed $10,000.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unvested restricted share units as of January 1, 2022. No options to purchase common stock were outstanding on such date.

	Number of Shares or Units of Stock That Have	Market Value of Shares or Units of Stock That Have	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have
Name	Not Vested	Not Vested(1)	Not Vested(2)	Not Vested(1)

Bradley S. Vizi	225,000	$1,602,000	-	-

Michael Saks	10,000	$71,200	-	-

Kevin Miller	-	-	-	-

(1)

Calculated by multiplying the number of shares in the preceding column by $7.12, the closing price per share of the Company’s common stock on December 31, 2021, the last trading day of our last fiscal year.

(2)

Mr. Vizi’s shares include 100,000 restricted stock units (RSUs) granted on January 16, 2020, 50,000 of which vested on January 16, 2022 and 50,000 that will vest on January 16, 2023, and 125,000 performance-based RSUs granted in March 2021 and vested in January 2022. Mr. Saks received 10,000 RSUs in August 2020 that will vest in August 2023.

Compensation of Directors

Our employee directors do not receive any compensation for serving on our Board or its committees, other than the compensation they receive for serving as employees of RCM.

Non-employee members of the Board received compensation in accordance with the following structure, which was approved by our Compensation Committee on, and implemented effective, January 1, 2018:

●	Annual cash retainer of $45,000, payable in equal monthly installments.

●	No meeting fees.

●

Annual equity grants of $45,000, in the form of RSUs with 1-year vesting feature (subject to acceleration upon Change in Control or separation from service in the same manner as the RSU grants made in December 2017), with delivery of the shares of common stock underlying to such RSUs to be made upon vesting; provided that, except for sales of shares in an amount no greater than required to generate an amount equal to the income tax on such shares, non-employee directors shall be required to retain shares delivered upon vesting unless, immediately following any such sale, such director would comply with the Company’s ownership guidelines.

●

Payment of the following additional annual retainers: Chairman of the Board (if independent) $25,000; Lead Independent Director $25,000 (who shall serve only at such time as the Board does not have an independent chair); Audit Committee chair $10,000; Compensation Committee chair $10,000; Nominating & Corporate Governance Committee chair $5,000.

●	No other committee fees, for service or for meetings.

The following table lists cash and other compensation paid to, or accrued by us for, our Board of Directors for our fiscal year ended January 1, 2022.

Non-Employee Director Compensation Table

Name and Principal Position	Fees Earned Or Paid In Cash	Equity Awards(1)	All Other Compensation	Total
Roger H. Ballou	$70,000	$45,000	-	$115,000
Richard A. Genovese	$55,000	$45,000	-	$100,000
Swarna Srinivas Kakodkar	$55,000	$45,000	-	$100,000
Jayanth S. Komarneni	$5,000	$90,000	-	$95,000

(1)

These amounts are based upon the grant date fair value of the option awards calculated in accordance with ASC Topic 718. The assumptions used in determining the amounts in the column are set forth in Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended January 1, 2022 filed with the Commission. As of January 1, 2022, Mr. Ballou, Mr. Genovese, Ms. Srinivas Kakodkar and Mr. Komarneni each had 7,189 unvested restricted share units outstanding.

Executive Severance Agreement and Change in Control Agreement

The Company is a party to Executive Severance Agreements (the “Executive Severance Agreements”) with Mr. Vizi, dated as of June 1, 2018, and Mr. Miller, dated as of February 28, 2014, which set forth the terms and conditions of certain payments to be made by the Company to the executive in the event, while employed by the Company, the executive experiences (a) a termination of employment unrelated to a “Change in Control” (as defined therein) or (b) there occurs a Change in Control and either (i) the executive’s employment is terminated for a reason related to the Change in Control or (ii) in the case of Mr. Miller, Mr. Miller the executive remains continuously employed with the Company for three months following the Change in Control.

Under the terms of the Executive Severance Agreement, if either (a) the executive is involuntarily terminated by the Company for any reason other than “Cause” (as defined therein), “Disability” (as defined therein) or death, or (b) the executive resigns for “Good Reason” (as defined therein), and, in each case, the termination is not a “Termination Related to a Change in Control” (as defined below), the executive will receive the following severance payments: (i) an amount equal to 1.5 times the sum of (a) the executive’s annual base salary as in effect immediately prior to the termination date (before taking into account any reduction that constitutes Good Reason) (“Annual Base Salary”) and (b) the highest annual bonus paid to the executive in any of the three fiscal years immediately preceding the executive’s termination date (“Bonus”), to be paid in installments over the twelve month period following the executive’s termination date; and (ii) for a period of eighteen months following the executive’s termination date, a monthly payment equal to the monthly COBRA premium that the executive is required to pay to continue medical, vision, and dental coverage, for himself and, where applicable, his spouse and eligible dependents.

Notwithstanding the above, if the executive has a termination as described above and can reasonably demonstrate that such termination would constitute a Termination Related to a Change in Control, and a Change in Control occurs within 120 days following the executive’s termination date, the executive will be entitled to receive the payments set forth below for a Termination Related to a Change in Control, less any amounts already paid to the executive, upon consummation of the Change in Control.

Under the terms of the Executive Severance Agreement, if a Change in Control occurs and (a) the executive experiences a Termination Related to a Change in Control on account of (i) an involuntary termination by the Company for any reason other than Cause, death, or Disability, (ii) an involuntary termination by the Company within a specified period of time following a Change in Control (12 months for Mr. Vizi and three months for Mr. Miller) on account of Disability or death, or (iii) a resignation by the executive with Good Reason; or (b) in the case of Mr. Miller, the executive resigns, with or without Good Reason, which results in a termination date that is the last day of the three month period following the Change in Control, then the executive will receive the following severance payments: (1) a lump sum payment equal to two times the sum of the executive’s (a) Annual Base Salary and (b) Bonus; and (2) a lump sum payment equal to 24 multiplied by the monthly COBRA premium cost, as in effect immediately prior to the executive’s termination date, for the executive to continue medical, dental and vision coverage, as applicable, in such Company plans for himself and, if applicable, his spouse and eligible dependents. Upon the occurrence of a Change in Control, the Company shall establish an irrevocable rabbi trust and contribute to the rabbi trust the applicable amounts due under the Executive Severance Agreement. If Mr. Miller receives the Change in Control Payment following his resignation at the end of the three month period following the Change in Control, he will not be eligible to receive any severance payments under his Executive Severance Agreement.

Mr. Saks, along with several other members of the Company’s senior management (not including Mr. Vizi and Mr. Miller), is covered by our Change in Control Plan for Selected Executive Management (the “CIC Plan”).

Executive Severance Agreement and Change in Control Agreement (Continued)

The CIC Plan sets forth the terms and conditions of severance and benefits to be provided to a covered employee in the event (a) the covered employee experiences a covered termination of employment after a “Potential Change in Control” (as defined in the CIC Plan), but prior to a “Change in Control” (as defined in the CIC Plan), and a Change in Control that relates to the Potential Change in Control occurs within the six month period following the covered employee’s termination, or (b) the covered employee is employed by the Company on the date of a Change in Control. The CIC Plan also sets forth the terms and conditions of severance payments to be made to a covered employee in the event such employee is employed on the date of a Change in Control and is subsequently terminated on account of a covered termination during his “Designated Severance Period” (a period specified by the Company for each covered employee that is measured from the date of an applicable Change in Control, which is 18 months for Mr. Saks.

Under the terms of the CIC Plan, if a covered employee is (a) employed on the date of a Potential Change in Control, (b) terminated by the Company for a reason other than “Cause” (as defined in the CIC Plan), death, or disability, and (c) a Change in Control to which the Potential Change in Control relates occurs within the six month period following the covered employee’s covered termination, the covered employee will receive, if the covered employee executes and does not revoke a release of claims, severance payments at the covered employee’s annual base salary rate in regular payroll installments for the duration of the covered employee’s Designated Severance Period. If the covered employee dies before receiving the entire amount that is owed, the remaining portion will be paid to the covered employee’s estate. Severance payments will be discontinued if it is determined that the covered employee has engaged in any actions constituting Cause.

Under the terms of the CIC Plan, if a covered employee is employed on the date of a Change in Control and the covered employee executes and does not revoke a release of claims:

●	all outstanding Company equity-based awards granted to the covered employee prior to the date of the Change in Control will be immediately fully vested;

●

the Compensation Committee may, in its sole discretion, determine that the covered employee will receive a pro-rated annual bonus if (a) the Committee determines that the Change in Control is an asset sale with respect to an entity in which the covered employee is associated, (b) the covered employee’s employment with the Company terminates in connection with such asset sale, and (c) the covered employee was eligible to participate in the Company’s annual bonus plan at the time of the Change in Control; any such pro-rated annual bonus will be determined based on the level of achievement under the annual bonus plan at the time of the Change in Control; and

●	the Committee may, in its sole discretion, determine that the covered employee will receive a discretionary bonus upon a Change in Control.

Any bonuses paid under the CIC Plan upon a Change in Control will be paid in a single lump sum following the Change in Control.

Executive Severance Agreement and Change in Control Agreement (Continued)

Under the terms of the Plan, if a covered employee’s employment with the “Employer” (as defined in the CIC Plan) is terminated during the covered employee’s Designated Severance Period following the occurrence of a Change in Control (a) by the Employer for any reason other than Cause, death, or disability, or (b) by the covered employee for “Good Reason” (as defined in the CIC Plan), and the covered employee executes and does not revoke a release of claims, the Employer will continue to pay to the covered employee his annual base salary in regular payroll installments for the remainder of the covered employee’s Designated Severance Period. A covered employee is not eligible for severance benefits from the Company after a Change in Control if the Change in Control is an asset sale with respect to the covered employee and the successor to the Company offers the covered employee employment with a level of compensation and benefits that in the aggregate are at least as favorable as the level of the covered employee’s compensation and benefits with the Company prior to the Change in Control. If the covered employee dies before receiving the entire amount that is owed, the remaining portion will be paid to the covered employee’s estate. Severance payments will be discontinued if the Employer determines that the covered employee has engaged in any actions constituting Cause.

CORPORATE GOVERNANCE MATTERS

Commitment to Best Practices. As discussed above with respect to executive compensation, RCM’s leadership takes its fiduciary responsibility seriously and is similarly committed to the implementation of best practices in corporate governance. This has led to several developments in our corporate governance:

●

Communications with Stockholders: In an ongoing effort to better align its leadership, corporate governance structure and compensation methodologies with the interests and perspectives of its stockholders, during the last year members of our Board and management team have spoken with stockholders representing a majority of RCM’s ownership.

●

Robust Stock Ownership Guidelines: Our Board has adopted robust stock ownership guidelines, which require covered persons to have a stock ownership position in the Company in an amount no less than the applicable multiple of their base salary, by increasing the applicable multiples. The revised multiples are:

o	Chief Executive Officer – 6.0 times
o	Chief Financial Officer – 6.0 times
o	Executive Vice President – 2.0 times
o	Group Senior Vice President (where covered) – 2.0 times
o	Senior Vice President (where covered) – 2.0 times
o	Non-Employee Director – 5.0 times

●

Succession Planning: Our Board has engaged in succession planning during the past year and has identified potential successors for all of our executive officers and for the leaders of each of the Company’s major business units.

Board Independence. The Board of Directors has determined that Roger H. Ballou, Richard A. Genovese, Swarna Srinivas Kakodkar and Jayanth S. Komarneni are “independent directors” as defined in Marketplace Rule 4200(a)(15) of the NASDAQ Stock Market LLC. In this Proxy, these four directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.”

CORPORATE GOVERNANCE MATTERS (CONTINUED)

Stockholder Communications with the Board. Stockholders may send communications to the Board of Directors in writing, addressed to the full Board of Directors, individual directors or a specific committee of the Board of Directors, care of Kevin D. Miller, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109. In general, all stockholder communications sent to our Secretary for forwarding to the Board of Directors, or to specified Board members, will be forwarded in accordance with the sender’s instructions. However, our Secretary reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate materials.

Director Attendance at Annual Meetings. The Company encourages all of the directors to attend the annual meeting of stockholders. The 2021 Annual Meeting of Stockholders was attended by all of our then current directors.

Code of Conduct and Code of Ethics. We have adopted a Code of Conduct applicable to all of our directors, officers and employees. In addition, we have adopted a Code of Ethics, within the meaning of applicable Commission rules, applicable to our Chief Executive Officer, Chief Financial Officer and Controller. If we make any amendments to either of these Codes (other than technical, administrative, or other non-substantive amendments), or waive (explicitly or implicitly) any provision of the Code of Ethics to the benefit of our Chief Executive Officer, Chief Financial Officer or Controller, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in the investor relations portion of our website at www.rcmt.com, or in a report on Form 8-K that we file with the Commission.

Related Party Transaction Approval Policy. Our Code of Conduct mandates that officers and directors bring promptly to the attention of our Compliance Officer, currently our Chief Financial Officer, any transaction or series of transactions that may result in a conflict of interest between that person and the Company. Furthermore, our Audit Committee must review and approve any “related party” transaction as defined in Item 404(a) of Regulation S-K, promulgated by the Securities and Exchange Commission, before it is consummated. Following any disclosure to our Compliance Officer, the Compliance Officer will then typically review with the Chairman of our Audit Committee the relevant facts disclosed by the officer or director in question. After this review, the Chairman of the Audit Committee and the Compliance Officer determine whether the matter should be brought to the Audit Committee or the full Board of Directors for approval. In considering any such transaction, the Audit Committee or the Board of Directors, as the case may be, will consider various relevant factors, including, among others, the reasoning for the Company to engage in the transaction, whether the terms of the transaction are at arm’s length and the overall fairness of the transaction to the Company. If a member of the Audit Committee or the Board is involved in the transaction, he or she will not participate in any of the discussions or decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

Risk Oversight by the Board. The role of our Board of Directors in our risk oversight process includes receiving regular reports from members of management on areas of material risk to us, including operational, financial, legal and strategic risks.

In particular, our Audit Committee is tasked pursuant to its charter to “discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.” As appropriate, the Chairman of the Audit Committee reports to the full Board of Directors on the activities of the Audit Committee in this regard, allowing the Audit Committee and the full Board to coordinate their risk oversight activities.

CORPORATE GOVERNANCE MATTERS (CONTINUED)

As one component of our risk oversight and anti-fraud program, our Audit Committee has established complaint reporting procedures described under “Compliance Policy” in the “Investors” section of our website at www.rcmt.com. These procedures indicate how to submit complaints to our Audit Committee regarding concerns about our accounting practices, our adherence to financial policies and procedures, or our compliance with the Sarbanes-Oxley Act of 2002. Once received, grievances are reviewed by the Chairman of the Audit Committee for consideration.

Board Leadership Structure. Our governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board may consider many factors, including the specific needs of our business and what is in the best interests of our stockholders. Our Chairman, or our Lead Independent Director if our Chairman is not independent: (i) presides at all meetings of the Board including presiding at executive sessions of the Board (without management present) at every regularly scheduled Board meeting, (ii) serves as a liaison between the management and the independent directors, (iii) approves meeting agendas, time schedules and other information provided to the Board, and (iv) is available for direct communication and consultation with major stockholders upon request. On June 1, 2018, in conjunction with Mr. Vizi’s appointment as Executive Chairman and President, Mr. Ballou was designated by the Company’s independent directors to serve as a Lead Independent Director.

Board Diversity. Pursuant to the Nasdaq’s Board Diversity Rules, below is the Company’s Board Diversity Matrix outlining diversity statistics regarding our Board of Directors. In addition to gender and demographic diversity, we also recognize the value of other diverse attributes that directors may bring to our Board of Directors.

Board Diversity Matrix (As of November 10, 2022)
Total Number of Directors	5

	Female	Male
Part I: Gender Identity
Directors	1	4

Part II: Demographic Background
White		3
Two or More Races or Ethnicities	1	1

BOARD MEETINGS AND COMMITTEES

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating & Corporate Governance Committee. The committees report their actions to the full Board at the Board’s next regular meeting. The following table shows on which of our Board’s committees each of our directors serve as of November 10, 2022. We anticipate that if Mr. Amadi is elected to serve on the Board, he will serve on the Audit and Nominating & Corporate Governance Committees.

Our Board of Directors held five meetings in the fiscal year ended January 1, 2022. The Company does not have a specific written policy with regard to attendance of directors at our annual meetings of stockholders, although board member attendance is strongly encouraged. Each of our directors serving during the last fiscal year attended at least 75% of the total number of meetings held by the Board and all committees on which the director served. At each meeting of the Board of Directors, there was an executive session attended only by the Independent Directors.

Committee
Board Member	Audit	Compensation	Nominating & Corporate Governance
Bradley S. Vizi
Roger H. Ballou	X		X
Richard A. Genovese	X(1)	X
Swarna Srinivas Kakodkar	X	X(1)	X
Jayanth S. Komarneni		X	X(1)

(1)	Chair

General Duties of Each Committee

The general duties of each committee are as follows:

Audit Committee

The Board of Directors has adopted a written Audit Committee Charter. A copy of the Audit Committee Charter is posted on our website under “Investor Relations - Corporate Governance.”

●	Reviews our financial and accounting practices, controls and results, reviews the scope and services of our auditors and appoints our independent auditors.

●	Met four times during our fiscal year ended January 1, 2022.

●	See “Report of the Audit Committee” below.

●	Review and approve related parties transactions.

Compensation Committee

The Board of Directors has adopted a written Compensation Committee Charter. A copy of the Compensation Committee Charter is posted on our website under “Investor Relations - Corporate Governance.”

●	Determines the compensation of our officers and employees.

●	Administers our stock option plans.

●	Met two times during our fiscal year ended January 1, 2022.

Nominating & Corporate Governance Committee

The Board of Directors has adopted a written Nominating & Corporate Governance Committee Charter. A copy of the Nominating & Corporate Governance Committee Charter is posted on our website under “Investor Relations - Corporate Governance.”

●	Oversees the Board’s review and consideration of stockholder recommendations for Director candidates.

●	Oversees the Board’s annual self-evaluation.

●	Met one time during our fiscal year ended January 1, 2022.

Independence of Committees

The Board of Directors has determined each member of the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee of the Board meets the independence requirements applicable to members of those committees as prescribed by the NASDAQ Stock Market, LLC, the Commission and the Internal Revenue Service. The Board of Directors has further determined that Richard A. Genovese, Chair of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the Commission.

Director Nominations

The Nominating & Corporate Governance Committee’s charter does not include formal requirements for the nominating process. The Nominating & Corporate Governance Committee believes that candidates for director should meet certain minimum qualifications, including being able to read and understand financial statements, having substantial business experience, having high moral character and personal integrity, and having sufficient time to attend to their duties and responsibilities to RCM. Exceptional candidates who do not meet all of these criteria may still be considered. The Nominating & Corporate Governance Committee will also consider the potential director’s independence, whether the member would be considered an “Audit Committee Financial Expert” as described in the applicable SEC standards, and the diversity that the potential director would add to the Board of Directors in terms of gender, ethnic background, and professional experience. With respect to their consideration of diversity of background, the Nominating & Corporate Governance Committee does not have a formal policy of assessing diversity with respect to any particular qualities or attributes.

The Nominating & Corporate Governance Committee identifies potential candidates through its members’ networks of contacts, by soliciting recommendations from other directors or executive officers, major stockholders and, as appropriate, engaging search firms to identify and screen suitable director nominees. After the Nominating & Corporate Governance Committee has identified a potential candidate, publicly available information about the person is collected and reviewed. If the Nominating & Corporate Governance Committee decides to further pursue the potential candidate after this initial review, contact is made with the person. If the potential candidate expresses a willingness to serve on the Board of Directors, interviews are conducted with the potential candidate and additional information is requested. Candidates are chosen by a majority vote of the members of the Nominating & Corporate Governance Committee for recommendation to the Board of Directors.

The Nominating & Corporate Governance Committee will consider stockholder recommendations for director candidates on the same basis as other candidates, provided that the following procedures are followed in submitting recommendations. All such stockholder recommendations for the 2023 meeting of stockholders should be submitted in writing to the attention of Kevin D. Miller, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109 no earlier than August 17, 2023 and no later than September 16, 2023 and should be accompanied by (i) the potential candidate’s five-year employment history with employer names and a description of the employer’s business, the candidate’s experience with financial statements, and the candidate’s other board membership(s); (ii) a written consent of the director candidate to stand for election if nominated by the Nominating & Corporate Governance Committee and approved by the Board of Directors, and to serve if elected by the stockholders; and (iii) proof of ownership of RCM’s common stock by the person submitting the recommendation.

Communications with the Board

Stockholders may send communications to the Board of Directors in writing, addressed to the full Board of Directors, individual directors or a specific committee of the Board of Directors, in care of Kevin D. Miller, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109. In general, all stockholder communications sent to our Secretary for forwarding to the Board of Directors or to specified Board members will be forwarded in accordance with the sender’s instructions. However, our Secretary reserves the right not to forward any personally abusive, threatening or otherwise inappropriate materials.

PROPOSAL 2
___________________________________________

APPROVAL OF AMENDMENT OF

RCM TECHNOLOGIES, INC.

2014 OMNIBUS EQUITY COMPENSATION PLAN

The Proposal

On October 26, 2022, our Board adopted, subject to stockholder approval at the 2022 Annual Meeting, an amendment (the “Amendment”) of the RCM Technologies, Inc. 2014 Omnibus Equity Compensation Plan (the “2014 Plan”). Our Board has directed that the proposal to approve the Amendment be submitted to our stockholders for their approval at the 2022 Annual Meeting. Also, stockholder approval is being sought in order to meet the listing requirements of Nasdaq.

As of October 28, 2022, under the 2014 Plan there were outstanding (i) no options to purchase shares of our common stock, (ii) 303,695 unvested time-based restricted stock unit awards, and (iii) 75,000 unvested performance-based restricted stock unit awards, representing an aggregate of 378,695 shares of our common stock.  In addition, under the 2014 Plan, excluding shares subject to outstanding restricted stock unit awards as of October 27, 2022, 40,682 shares of common stock were available for issuance as stock options, restricted stock unit awards or stock appreciation rights and no shares of common stock were available for issuance pursuant to other types of equity awards under the 2014 Plan.  The 2014 Plan is scheduled to terminate on December 17, 2030.  The Amendment amends the 2014 Plan to increase the number of shares remaining available for grant thereunder by 1,000,000, from 40,682 to 1,040,862, and provides that such shares shall be available for grant as any type of equity award permissible under the 2014 Plan.   Our Board believes that the approval of the Amendment by our stockholders will further our compensation structure and strategy. The Board believes that our ability to attract, retain and motivate top quality management and employees, consultants, advisors and non-employee directors is material to our success and would be enhanced by the expansion of our ability to grant equity compensation under the 2014 Plan.  In addition, our Board believes that our interests and the interests of our stockholders will be advanced if we can offer our employees, consultants, advisors and non-employee directors the opportunity to acquire or increase their proprietary interest in us.

Information on grants outstanding under our other equity compensation plans as of October 19, 2022 is provided on page 31 of this proxy statement. No grants have been made under the 2014 Plan subsequent to August 5, 2022.

The material terms of the 2014 Plan, as amended by the Amendment, are summarized below. This summary of the amended 2014 Plan is not intended to be a complete description of the amended 2014 Plan, and is qualified in its entirety by the actual text of the amended 2014 Plan to which reference is made, which is attached to this proxy statement as Annex A.

Material Features of the 2014 Plan

General. The 2014 Plan provides that grants may be made in any of the following forms:

●	Incentive stock options
●	Nonqualified stock options
●	Stock appreciation rights (“SARs”)
●	Stock units
●	Stock awards
●	Dividend equivalents
●	Other stock-based awards

Subject to adjustment in certain circumstances as described below, the aggregate number of shares of common stock that may be granted or transferred under the 2014 Plan is the sum of (i) 1,040,682 shares (which includes the 1,000,000 shares subject to approval based on this proposal), (ii) the number of shares subject to outstanding options granted under the 2014 Plan and outstanding on October 19, 2022, to the extent that such options terminate, expire, or are cancelled, forfeited, exchanged, or surrendered without having been exercised, and (iii) the number of shares subject to stock unit awards granted under the 2014 Plan and outstanding on October 19, 2020, to the extent that such stock unit awards are forfeited, terminated or otherwise not paid in full, (the “Plan Limit”); provided, that, the Plan Limit shall not include (x) for purposes of clause (ii), shares subject to such outstanding options to the extent that such shares are withheld or surrendered for payment of taxes or the exercise price of any such outstanding option; and (y) for purposes of clause (iii), shares subject to such outstanding stock unit awards to the extent that such shares are withheld or surrendered for payment of taxes.  As of October 19, 2022, under the 2014 Plan there were outstanding (i) no options to purchase shares of our common stock, (ii) 303,695 unvested time-based restricted stock unit awards, and (iii) 75,000 unvested performance-based restricted stock unit awards, representing an aggregate of 378,695 shares of our common stock.  The shares of common stock that are granted or transferred under the 2014 Plan may be authorized but unissued shares of our common stock or reacquired shares of our common stock, including shares of our common stock purchased by us on the open market for purposes of the 2014 Plan.

The maximum aggregate number of shares of common stock that may be granted pursuant to all grants to any individual under the 2014 Plan during any calendar year is 300,000 shares, subject to adjustment in certain circumstances as described below. The maximum aggregate number of shares of our common stock that may be granted pursuant to stock options and SAR grants to any individual under the 2014 Plan during any calendar year is 300,000 shares, subject to adjustment in certain circumstances as described below. These individual share limits apply regardless of whether grants are to be paid in shares or cash.

If and to the extent options and SARs granted under the 2014 Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock units, stock awards, dividend equivalents or other stock-bonus awards granted under the 2014 Plan are forfeited, terminated, or otherwise not paid in full, the shares subject to such grants will become available again for issuance under the 2014 Plan. However, shares of our common stock surrendered in payment of the exercise price of an option and shares withheld or surrendered for payment of taxes, will not be available for re-issuance under the 2014 Plan. Additionally, if SARs are exercised, the full number of shares subject to the SARs will be considered issued under the 2014 Plan, without regard to the number of shares issued upon settlement of the SARs and without regard to any cash settlement of the SARs. To the extent that other grants are to be paid in cash, and not in shares of our common stock, such grants will not count against the share limits set forth above.

If approved by the stockholders, the 2014 Plan (as amended) will become effective on December 15, 2022.

Administration. The 2014 Plan is administered and interpreted by our Compensation Committee, but the Board may appoint another committee to administer the 2014 Plan (the “Committee”). The Committee has the sole authority to (i) determine the individuals to whom grants will be made under the 2014 Plan; (ii) determine the type, size, and terms of the grants; (iii) determine the time when grants will be made and the duration of any exercise, vesting, or restriction period relating to the grants, including the criteria for exercisability, vesting, and lapse of any restriction period, and the acceleration of exercisability, vesting, and lapse of a restriction period; (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below; and (v) deal with any other matters arising under the 2014 Plan. The Committee presently consists of Ms. Srinivas Kakodkar and Messrs. Genovese and Komarneni, each of whom is a non-employee director of RCM. Our Board may ratify and approve any grants as it deems appropriate and has the authority to administer the 2014 Plan. Day-to-day administrative functions of the 2014 Plan may be performed by our employees, as approved by the Committee.

Eligibility for Participation. All of our employees and the employees of our subsidiaries, including employees who are officers or employees who are members of our Board, are eligible to receive grants under the 2014 Plan. Also, all members of our Board, as well as members of the board of directors of our subsidiaries, who are not employees are eligible to receive grants under the 2014 Plan and our consultants and advisors, as well as consultants and advisors of our subsidiaries, are eligible to receive grants under the 2014 Plan. As of October 19, 2022, 3,320 employees, four non-employee directors and approximately 140 consultants and advisors are eligible for grants under the 2014 Plan.

Types of Awards.

Stock Options

The Committee may grant options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. The aggregate number of shares of common stock that may be issued under the Plan as ISOs is 100,000 shares, and all shares issued under the Plan as ISOs shall count against the Plan Limit.

The Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the 2014 Plan will be equal to or greater than the last reported sale price of the underlying shares of our common stock on the date of grant (or, if there were no trades on that date, the immediately preceding date upon which a sale was reported). However, if an ISO is granted to an employee who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the last reported sale price of a share of our common stock on the date of grant.

The Committee will determine the term of each option, which will not exceed ten years from the date of grant; however, if an ISO is granted to an employee who holds more than 10% of the combined voting power of all classes of our outstanding stock, the term of the ISO may not exceed five years from the date of grant. To the extent that the aggregate fair market value of shares of our common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a participant during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs. The period for when any option may first become exercisable will be determined by the Committee at the time of grant, which period will be for a minimum of one year from the date of grant. The Committee may accelerate the exercisability of any option at any time for any reason.

The 2014 Plan provides that, unless otherwise provided in the grant letter, an option may only exercised while the participant is employed by, or providing service to, us or one of our subsidiaries. The Committee will specify in the grant letter the circumstances, if any, and time periods, if any, a participant may exercise an option after termination of employment or service.

A participant may exercise an option by delivering a notice of exercise to us. The participant will pay the exercise price: (i) in cash or by certified or cashier’s check; (ii) subject to any restrictions imposed by the Committee, by delivering shares of our common stock already owned by the participant and having a fair market value on the date of exercise at least equal to the exercise price or by attestation to ownership of shares of our common stock having a fair market value on the date of exercise at least equal to the exercise price; (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board; (iv) with the approval by the Committee, by net exercise, which is the surrender of shares for which the option is exercisable in exchange for a distribution of shares of our common stock equal to the amount by which the fair market value of the shares subject to the exercised options exceeds the applicable exercise price; (v) any combination of clauses (i), (ii), (iii), or (iv); or (vi) by such other method as the Committee may approve, to the extent permitted by applicable law.

SARs

The Committee may grant SARs in connection with, or independently of, any option granted under the 2014 Plan. Upon exercise of a SAR, the participant will receive an amount equal to the excess of the fair market value of our common stock on the date of exercise over the base amount for the SAR. The base amount will be equal to, or greater than, the last reported sale price of a share of our common stock on the date of grant of the SAR (or, if there were no trades on that date, the immediately preceding date upon which a sale was reported). Payment will be made in cash, shares of our common stock or a combination of the two in such proportion as the Committee determines.

The Committee will determine the terms and conditions of SARs, including the period for when SARs may first become exercisable, which period will be a minimum of one year from the date of grant. The Committee may accelerate the exercisability of any SARs. The Committee will determine in the grant letter under what circumstances a participant may retain a SAR after termination of employment or service, and the circumstances under which SARs may be forfeited.

Stock Units

The Committee may grant stock units, which provide the participant with the right to receive shares of our common stock or an amount based on the value of a share of our common stock at a future date. The Committee will determine the number of units that will be granted and the terms and conditions applicable to the stock units, including the vesting conditions for the stock units and the circumstances, if any, under which a participant may retain stock units after termination of employment. The Committee may accelerate the vesting of any or all outstanding stock units at any time for any reason. Stock units may be paid at the end of a specified period or deferred to a date authorized by the Committee in accordance with the deferral requirements set forth in Section 409A of the Code. If a stock unit becomes distributable, it will be paid to the participant in cash, in shares of our common stock, or in a combination of cash and shares of our common stock, as determined by the Committee.

Stock Awards

The Committee may provide shares of our common stock under a stock award to any participant for consideration or no consideration, and subject to such restrictions, if any, as determined by the Committee. The Committee may establish conditions under which restrictions on stock awards lapse over a period of time or according to such other criteria (including restrictions based on the achievement of specific performance goals) as the Committee deems appropriate. The period of time that a stock award remains subject to restrictions is referred to below as the “restriction period.” The Committee may accelerate the vesting of any or all outstanding stock awards at any time for any reason.

Unless the Committee determines otherwise, during the restriction period, the participant will have the right to vote the shares of common stock subject to the stock award and to receive any dividends or other distributions paid on such shares, subject to any restrictions determined appropriate by the Committee, including, without limitation, the achievement of specific performance goals. The participant cannot sell or otherwise dispose of shares of common stock during the restriction period. Subject to exceptions as the Committee deems appropriate, if a participant ceases to be employed by, or providing service to, us or our subsidiaries during the restriction period, or if other specified conditions are not met, the stock award will terminate as to all shares covered by the grant as to which restrictions have not lapsed.

Dividend Equivalents

The Committee may grant dividend equivalents with respect to stock units and other stock-based awards under such terms and conditions as determined by the Committee. Dividend equivalents may be paid to participants currently or may be deferred, consistent with Section 409A of the Code. Dividend equivalents may be accrued as a cash obligation or may be converted into stock units, as determined by the Committee. Dividend equivalents will not accrue interest, unless decided otherwise by the Committee. Dividend equivalents may be paid in cash or shares of our common stock, or a combination of the two, as determined by the Committee.

Other Stock-Based Awards

The Committee may grant other stock-based awards that are awards (other than ISOs, NQSOs, SARs, stock awards, stock units or dividend equivalents) that are based on, measured by or payable in shares of our common stock to any participant, on such terms and conditions as the Committee shall determine (“Other Stock-Based Awards”). These Other Stock-Based Awards may be awarded subject to the achievement of performance goals or other conditions and are payable in cash, our common stock or any combination of cash and common stock. The terms and conditions for these Other Stock-Based Awards will be determined by the Committee. The vesting period for any Other Stock-Based Award that is based solely upon a continuing employment or service relationship with us will be a minimum of one year from the date of grant, and the vesting period for any Other Stock-Based Award that is based upon performance criteria will be based upon performance over a minimum period of one year. The Committee may accelerate the vesting of any or all outstanding Other Stock-Based Awards at any time for any reason.

Deferrals. The 2014 Plan provides that the Committee may permit or require participants to defer receipt of the payment of cash or the delivery of shares of our common stock that would otherwise be due to the participant in connection with any grant of stock units, dividend equivalents or Other Stock-Based Awards under the 2014 Plan. The Committee will establish the rules and procedures applicable to any such deferrals and may provide for interest or other earnings to be paid on such deferrals.

Adjustment Provisions. If there is any change in the number or kind of shares of our common stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding shares of our common stock as a class without our receipt of consideration, or if the value of outstanding shares of our common stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the maximum number of shares of our common stock available for issuance under the 2014 Plan, the maximum number of shares of our common stock for which any individual may receive grants in any year as described above, the kind and number of shares covered by outstanding grants, the kind and number of shares issued or transferred and to be issued or transferred under the 2014 Plan, and the price per share or the applicable market value of such grants will be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of our common stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the 2014 Plan and such outstanding grants. Any fractional shares resulting from such adjustment will be eliminated. In addition, in the event of a change in control, the provisions applicable to a change in control, described below, will apply.

Change in Control. Upon a change in control where we are not the surviving corporation (or survive only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Notwithstanding the immediately preceding sentence, if, in connection with such change in control, any outstanding options and SARs are not assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and any other outstanding grants are not converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation), then upon such change in control (x) all such outstanding options and SARs that are not assumed or replaced will accelerate and become fully exercisable, (y) the restrictions and conditions on all such outstanding stock awards that are not converted to similar grants will fully lapse and (z) all such outstanding stock units, dividend equivalents and Other Stock-Based Awards that are not converted to similar grants will be fully vested.

If, upon a change in control, a participant’s grant is assumed (as described above) and if, within the two-year period following the occurrence of such change in control, such participant ceases to be employed by, or providing service to, the surviving corporation (or a parent or subsidiary of the surviving corporation) on account of a termination by the surviving corporation (or a parent or subsidiary of the surviving corporation) for any reason other than on account of cause, death or disability, then as of the date of such participant’s termination of employment or service all of such participant’s then outstanding (i) options and SARs will automatically accelerate and become fully exercisable, (ii) stock awards will have all restrictions and conditions immediately lapse and (iii) stock units, dividend equivalents and Other Stock-Based Awards will be fully vested.

Notwithstanding the foregoing, in the event of a change in control, the Committee may take any of the following actions with respect to any or all outstanding grants: the Committee may (i) determine that outstanding options and SARs will accelerate and become fully exercisable, in whole or part; (ii) determine that the restrictions and conditions on outstanding stock awards will lapse, in whole or part; (iii) determine that outstanding stock units, dividend equivalents and Other Stock-Based Awards will be fully vested, in whole or part; (iv) require that participants surrender their outstanding options and SARs in exchange for a payment by us, in cash or our common stock as determined by the Committee, in an amount equal to the amount by which the then fair market value of the shares of our common stock subject to the participant’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable; (v) after giving participants an opportunity to exercise their outstanding options and SARs, terminate any or all unexercised options and SARs at such time as the Committee deems appropriate or (vi) determine that participants will receive a payment in settlement of outstanding stock awards, stock units, dividend equivalents or any Other Stock-Based Awards, if permitted under section 409A of the Code. Such surrender, termination or payment will take place as of the date of the change in control or such other date as the Committee may specify. Without limiting the foregoing, if the per share fair market value of our common stock equals or is less than the per share exercise price or base amount, as applicable, we will not be required to make any payment to the participant upon surrender of the option or SAR.

The Committee may provide in a grant letter or any incentive, employee benefit, severance or change in control or similar plan of RCM, or any employment, severance, termination or similar agreement with any person who is a participant in the 2014 Plan, that a sale, divestiture, disposition or other transaction involving a subsidiary or division, group or business unit of RCM or a subsidiary will be considered a change in control for purposes of such grant, or the Committee may establish other provisions that will be applicable in the event of a specified transaction.

For purposes of the 2014 Plan, a change in control will generally be deemed to have occurred if one or the following events occurs:

●

the consummation of a merger, consolidation or reorganization approved by our stockholders, unless securities representing more than fifty percent of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially own our outstanding voting securities immediately prior to such transaction;

●	the consummation of the sale or other disposition of all, or substantially all, of our assets;

●

the consummation of any single transaction, or series of related transactions in a twelve month period ending on the date of the initial transaction, pursuant to which any person or any group of persons comprising a “group” becomes directly or indirectly the beneficial owner of more than fifty percent of the total combined voting power of our securities outstanding immediately after the consummation of such transaction or series of related transactions; or

●

during any twelve month period, the date on which individuals who at the beginning of such period constitute our Board cease for any reason to constitute at least a majority of our Board, unless each new director was approved by a vote of at least a majority of the directors then still on our Board at the beginning of such period.

The Committee may modify the definition of change in control for a particular grant as the Committee deems appropriate to comply with Section 409A of the Code.

Transferability of Grants. Generally, only the participant may exercise rights under a grant during the participant’s lifetime. A participant may not transfer those rights except by will or the laws of descent and distribution. However, if permitted by the Committee, a participant may transfer a grant other than an ISO pursuant to a domestic relations order. The Committee may also provide, in a grant letter, that a participant may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Committee may determine.

Company Policies. All grants under the 2014 Plan are subject to any applicable clawback or recoupment policies, share trading policies, and any other policies implemented by our Board or the Committee, as in effect from time to time.

Participants Outside of the United States. If any individual who receives a grant under the 2014 Plan is subject to taxation in a country other than the United States, the Committee may make the grant on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable country, and otherwise may take specified actions as may be necessary or appropriate to comply with such laws.

No Repricing of Stock Options/SARs. Without prior stockholder approval, the Committee will not (i) implement any cancellation/regrant program pursuant to which outstanding options or SARs under the 2014 Plan are cancelled and new options or SARs are granted in replacement with a lower exercise price per share, (ii) cancel outstanding options or SARs under the 2014 Plan with exercise or base prices per share in excess of the then current fair market value per share of our common stock for consideration payable in cash, equity securities or in the form of any other award under the 2014 Plan, except in connection with a change in control, or (iii) otherwise directly reduce the exercise price for outstanding options and SARs under the 2014 Plan.

Amendment and Termination of the 2014 Plan. Our Board may amend or terminate the 2014 Plan at any time, subject to stockholder approval if such approval is required under the Code or any applicable laws or stock exchange requirements. The 2014 Plan will terminate on December 17, 2030, unless the 2014 Plan is terminated earlier by our Board or is extended by our Board with stockholder consent.

New Plan Benefits. The Committee will have full discretion to determine the number and amount of awards to be granted to participants under the 2014 Plan, subject to the terms of the 2014 Plan. On January 25, 2022, the Committee approved a grant under the 2014 Plan of a target amount of 100,000 performance stock units Mr. Vizi. The number of these stock units that will ultimately be earned and vested will be determined 50% based on the level of achievement of established levels of EBITDA and 50% based on the level of achievement with respect to certain individual performance goals established by the Compensation Committee, both during a performance period beginning on January 2, 2022 and ending on January 2, 2023, with a maximum of 125,000 shares ultimately able to be earned. When the January 25, 2022 grant was made, the total number of shares available for grant under the 2014 Plan was approximately 107,000, the Committee provided that with respect to such grant, a maximum of 75,000 shares would be awardable under the 2014 Plan if the stockholders of the Company did not approve at the 2022 Annual Meeting of Stockholders, an amendment to the 2014 Plan to increase the number of shares available under the 2014 Plan. Thus, if this Proposal 2 is not approved, the number of shares to be awarded under the January 25, 2022 grant would be the lesser of: (i) the number of shares earned under such grant in accordance with its terms, and (ii) 75,000. Thus, should the maximum number of shares (125,000) be earned under such grant, but the stockholders not approve this Proposal 2, Mr. Vizi would only receive 75,000 of such shares, and the remaining 50,000 would be canceled. Other than as it relates to such portion of the January 25, 2022 grant, the future benefits or amounts that would be received by the executive officers and the groups named in the table below under the 2014 Plan are not determinable at this time.

The last reported sale price of a share of our common stock on October 28, 2022, was $17.44 per share.

Federal Income Tax Consequences of the 2014 Plan

The federal income tax consequences of grants under the 2014 Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the 2014 Plan. This discussion is intended for the information of stockholders considering how to vote at the 2022 Annual Meeting and not as tax guidance to participants, as the consequences may vary depending on the types of grants made, the identity of the participants and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the participant’s standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of common stock or payment of cash under the 2014 Plan. Future appreciation on shares of common stock held after the ordinary income recognition event will be taxable as capital gain when the shares of common stock are sold. The tax rate applicable to capital gain will depend upon how long the participant holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the participant, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the participant.

Exceptions to these general rules arise under the following circumstances:

●

If shares of our common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the participant makes a special election to accelerate taxation under section 83(b) of the Code.

●

If an employee exercises an option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of our common stock acquired upon exercise of the option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

●

A grant may be subject to a 20% penalty tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

We have the right to require that participants pay to us an amount necessary for us to satisfy our federal, state, or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a participant an amount necessary to satisfy these obligations. The Committee may determine that a participant may satisfy such withholding obligation with respect to grants paid in shares of our common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities. The Committee may, in its discretion, permit a participant to use previously acquired shares of our common stock to satisfy any federal, state, or local tax withholding obligations with respect to grants paid in shares of our common stock.

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT OF THE RCM TECHNOLOGIES, INC. 2014 OMNIBUS EQUITY COMPENSATION PLAN.

SECURITIES AUTHORIZED FOR ISSUANCE
UNDER OUR EQUITY COMPENSATION PLANS

The following table provides information as of October 28, 2022 about our 2014 Omnibus Equity Compensation Plan, which is our only equity compensation plan under which stock options and other equity grants are currently outstanding. This plan was approved previously by our stockholders. The table below does not include the shares subject to approval as part of the proposed amendment of the 2014 Plan.

Equity Compensation Plan Information

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights(1)(2)	Weighted- average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (3)
Equity compensation plans approved by security holders	378,695	$-	40,682
Equity compensation plans not approved by security holders	-	-	-
Total	378,695	$-	40,682

(1)	Includes 303,695 restricted stock units (“RSUs”) that are subject to time-based vesting conditions.

(2)	Includes 75,000 performance-based stock units that are subject to performance-based vesting conditions.

(3)	As of October 28, 2022, there were no outstanding stock options.

(4)

The amount shown in this column is net of the RSUs described in footnote 1 above. As of October 28, 2022, there were 40,682 shares remaining available for future issuance under our 2014 Plan as stock options and SARs.

No grants have been made under the 2014 Plan subsequent to August 5, 2022. As of October 28, 2022, there were 364,231 shares available for issuance under the 2001 Employee Stock Purchase Plan, which are not included in the table above.

PROPOSAL 3
___________________________________________

RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

Our Audit Committee has selected WithumSmith+Brown, PC (“Withum”) to act in the capacity of independent accountants for the current fiscal year ending December 31, 2022. Ratification and approval by the stockholders will be sought by the Board of Directors for the selection of Withum as independent accountants to audit our accounts and records for the fiscal year ending December 31, 2022, and to perform other appropriate services. The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required to approve it. In the event that a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of Withum, the Audit Committee will reconsider such selection. Representatives of Withum will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to questions by stockholders.

Our prior independent registered public accounting firm, Macias, Gini & O’Connell, LLP (“MGO”) acted in such capacity with respect to our audited financial statements as of and for the fiscal years ended January 2, 2021 and January 1, 2022. The following information relates to fees billed by MGO during such years.

Fees Billed by MGO during fiscal 2021 and 2020

Audit Fees.  Fees billed to the Company by MGO for audit services rendered by MGO for the audit of the Company's 2021 annual financial statements, for the review of those financial statements included in the Company's Quarterly Reports on Form 10-Q, and for services that are normally provided by MGO in connection with statutory and regulatory filings or engagements, totaled approximately $200,000. Fees billed to the Company by MGO for audit services rendered by MGO for the audit of the Company's 2020 annual financial statements, for the review of those financial statements included in the Company's Quarterly Reports on Form 10-Q, and for services that are normally provided by MGO in connection with statutory and regulatory filings or engagements, totaled approximately $155,000.

Audit-Related Fees. Fees billed to the Company by MGO during 2021 and 2020 for audit-related services that were reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under the preceding paragraph totaled $38,500 for 2021 and $5,000 for 2020.

Tax Fees. Fees billed to the Company by MGO during 2021 and 2020 for professional services rendered for tax compliance, tax advice and tax planning totaled $0.

All Other Fees. Other fees billed to the Company by MGO were $0 for 2021 and 2020. MGO does not audit the Company’s 401(k) plan.

The Audit Committee has considered whether MGO’s provision of services other than professional services rendered for the audit and review of our financial statements is compatible with maintaining MGO’s independence and has determined that it is so compatible.

All audit, audit-related, tax and other services were pre-approved by the Audit Committee pursuant to applicable regulations. The Audit Committee currently pre-approves all engagements of the Company’s accountants to provide both audit and non-audit services and has not established formal pre-approval policies or procedures. The Audit Committee did not approve any non-audit services pursuant to Rule 2-01 (c) (7) (i) (C) of Regulation S-X during 2021 or 2020.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION BY OUR AUDIT COMMITTEE OF WITHUMSMITH+BROWN, PC AS OUR INDEPENDENT ACCOUNTANTS FOR FISCAL 2022.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and the Company’s outside auditors all financial statements prior to their issuance. Management advised the Committee in each case that all financial statements were prepared in accordance with generally accepted accounting principles and reviewed significant accounting issues with the Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 16.

The Committee also discussed with MGO matters relating to its independence, including a review of audit and non-audit fees and the written disclosures made and letter given to the Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

In addition, the Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of the Company’s internal control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Taking all of these reviews and discussions into account, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2022 for filing with the Securities and Exchange Commission.

Audit Committee

Richard A. Genovese (Chair)

Roger H. Ballou

Swarna Srinivas Kakodkar

PROPOSAL 4
___________________________________________

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the Securities and Exchange Commission (the “SEC”). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in the Compensation Discussion and Analysis, we believe that our compensation policies and decisions are designed to reward strong annual operating performance by the Company.

Accordingly, your Board is asking stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding, advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Compensation Committee or the Board. Nevertheless, the views expressed by stockholders, whether through this vote or otherwise, are important to Company management and your Board and, accordingly, your Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Your advisory vote serves as an additional tool to guide the Compensation Committee and your Board in continuing to align the Company’s executive compensation program with the interests of the Company and its stockholders and is consistent with our commitment to high standards of corporate governance.

This vote is not intended to express a view on any specific element of pay, but rather the overall compensation program and philosophy for our named executive officers described in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure as set forth in the “Executive Compensation” section of this proxy statement. We encourage you to carefully review these disclosures and to indicate your support for our named executive officer compensation program.

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS PRESENTED IN THIS PROXY STATEMENT.

STOCKHOLDER PROPOSALS

We have two separate and distinct processes concerning the submission of stockholder proposals:

Proposals to be Included in Our Proxy Statement

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, proposals by stockholders that are intended for inclusion in our proxy statement and proxy card and to be presented at our next annual meeting must be received by us by July 13, 2023, in order to be considered for inclusion in our proxy materials. Such proposals should be addressed to our Secretary and may be included in next year’s proxy materials if they comply with certain rules and regulations of the SEC governing stockholder proposals.

Advance Notice Procedures

If a stockholder desires to make a proposal for consideration at an annual meeting of our stockholders or nominate someone for election to your Board, the stockholder must follow the applicable procedures under law or as outlined in our Bylaws. Our Bylaws provide that in order to make a proposal or nominate someone for election to your Board at an annual meeting of stockholders, written notice of the proposal or nomination must be received by the Corporate Secretary of RCM not more than 120 days or less than 90 days prior to that year’s annual meeting of stockholders. The notice must contain information required by our Bylaws regarding the stockholder and the proposal or nominee, as well as information required to be included in a proxy statement by SEC rules and regulations.

Stockholders are also advised to review our Bylaws, which contain additional requirements about advance notice of proposals and director nominations, including the information that must accompany any such stockholder notice.

Accordingly, in order for a stockholder proposal or nomination to be considered at the 2023 annual meeting of stockholders, a written notice of the proposal or the nomination, which includes the information required by our bylaws, must be received by the Corporate Secretary of RCM at the principal executive offices of RCM no earlier than August 17, 2023 and no later than September 16, 2023 (assuming that the 2023 annual meeting of stockholders is held on December 15, 2023, the anniversary of the 2022 Annual Meeting).

In addition, if we do not receive notice of your stockholder proposal by September 16, 2023, the proposal will be deemed “untimely” for purposes of Rule 14a-4(c) of the Securities Exchange Act of 1934 and the persons named as proxies in next year’s proxy materials will be entitled to vote in their discretion with respect to the proposal.

A copy of the full text of our Bylaw provisions may be obtained upon written request to the Corporate Secretary of RCM at our principal place of business.

Universal Proxy

To comply with the universal proxy rules, once effective, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 16, 2023.

OTHER MATTERS

Your Board does not intend to present any business at the 2022 Annual Meeting other than the matters described in this proxy statement. If any other matters are properly presented for action at the 2022 Annual Meeting, it is intended that the proxy will be voted with respect thereto by the proxy holders in accordance with the instructions and at the discretion of your Board or a properly authorized committee thereof.

By Order of the Board of Directors,

Kevin D. Miller
Secretary

November 10, 2022

RCM TECHNOLOGIES, INC.

AMENDED AND RESTATED

2014 OMNIBUS EQUITY COMPENSATION PLAN

-i-

RCM TECHNOLOGIES, INC.

AMENDED AND RESTATED

2014 OMNIBUS EQUITY COMPENSATION PLAN

Section 1.	Purpose

The purpose of the Plan is to provide designated (i) Employees of RCM and its Subsidiaries, (ii) Non-Employee Directors of RCM and its Subsidiaries, and (iii) Consultants who perform services for RCM and its Subsidiaries, with the opportunity to receive grants of Options, SARs, Stock Units, Stock Awards, Dividend Equivalents and Other Stock-Based Awards. RCM believes that the Plan will encourage the Participants to contribute materially to the growth of RCM, thereby benefiting RCM’s stockholders, and will align the economic interests of the Participants with those of the stockholders. Unless otherwise defined elsewhere in the Plan, all capitalized terms shall be as defined in Section 2 below.

Section 2.	Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a)	"Board” means the Board of Directors of RCM.

(b)	“Change in Control” means the occurrence of any of the following events, each of which shall be determined independently of the others:

(i)

the consummation of a merger, consolidation or reorganization approved by the Company’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially own the Company’s outstanding voting securities immediately prior to such transaction;

(ii)	the consummation of the sale or other disposition of all, or substantially all, of the Company’s assets;

(iii)

the consummation of any single transaction, or series of related transactions in a twelve (12) month period ending on the date of the initial transaction, pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) under the Exchange Act (other than the Company or person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s stockholders; or

(iv)

during any twelve (12) month period, the date on which individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority of the Board, unless each new director was approved by a vote of at least a majority of the directors then still on the Board who were members of the Board at the beginning of such period.

Notwithstanding the foregoing, the Committee may modify the definition of a Change in Control for a particular Grant as the Committee deems appropriate to comply with section 409A of the Code.

(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d)           “Committee” means the Compensation Committee of the Board or its delegate or successor, or such other committee appointed by the Board to administer the Plan or its delegate or successor. Notwithstanding the foregoing, with respect to Grants to members of the Board and Employees that are intended as “qualified performance-based compensation” (as defined under section 162(m) of the Code), as well as to Employees who are officers of RCM, the Committee shall consist of two or more persons appointed by the Board, all of whom shall be “outside directors” (as defined under section 162(m) of the Code and related Treasury regulations) and “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act.

(e)	“Company” means RCM or any Subsidiary.

(f)	"Consultant” means an advisor or consultant who performs services for the Company.

(g)	“Date of Grant” means the date a Grant is effective; provided, however, that no retroactive Grants will be made.

(h)	“Dividend Equivalent” means an award of a dividend equivalent, as described in Section 11.

(i)	Effective Date” means December 1, 2016, subject to approval by the stockholders of RCM.

(j)	“Employee” means an employee of the Company (including an officer or director who is also an employee).

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)            “Fair Market Value” means, as of any date, unless otherwise required by any applicable provision of the Code or any regulations thereunder, (i) if the Stock is listed on a national securities exchange, the last reported sales price thereof on the relevant date or, if there were no trades on that date, the last preceding date upon which a sale was reported; (ii) if the Stock is not so listed or traded, the mean between the last reported “bid” and “asked” price thereof, as reported on a national securities exchange; or (iii) if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable, and as the Committee determines.

(m)           “Grant” means an Option, SAR, Stock Unit, Stock Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(n)           “Grant Letter” means the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(o)           “Incentive Stock Option” means a stock option that is intended to meet the requirements of section 422 of the Code, as described in Section 7.

(p)           “Non-Employee Director” means a member of the Board, or a member of the board of directors of a Subsidiary, who is not an employee of the Company.

(q)           “Nonqualified Stock Option” means a stock option that is not intended to meet the requirements of section 422 of the Code, as described in Section 7.

(r)           “Option” means an Incentive Stock Option or Nonqualified Stock Option to purchase shares of Stock at an Option Price for a specified period of time.

(s)           “Option Price” means an amount per share of Stock purchasable under an Option, as designated by the Committee.

(t)           “Other Stock-Based Award” means any Grant based on, measured by or payable in Stock (other than Grants described in Sections 7, 8, 9, 10 and 11), as described in Section 12.

(u)           “Parent” means a “parent corporation,” as defined in section 424(e) of the Code, of RCM.

(v)           “Participant” means an Employee, Consultant or Non-Employee Director designated by the Committee to receive a Grant under the Plan.

(w)           “Plan” means this RCM Technologies, Inc. 2014 Omnibus Equity Compensation Plan, as in effect from time to time.

(x)           “RCM” means RCM Technologies, Inc., a Nevada corporation and any successor thereto.

(y)           “Stock” means the common stock, par value $0.05 per share, of RCM or such other securities of RCM as may be substituted for Stock pursuant to Sections 5(d) or 17.

(z)           “SAR” means an award of a stock appreciation right, as described in Section 8.

(aa)           “Stock Award” means an award of Stock, as described in Section 10.

(bb)           “Stock Unit” means an award of a phantom unit, representing one or more shares of Stock, as described in Section 9.

(cc)           “Subsidiary” means a “subsidiary corporation,” as defined in section 424(f) of the Code, of RCM.

(dd)           “Successor Participant” means the personal representative or other person entitled to succeed to the rights of the Participant in accordance with Section 16.

(ee)           “2014 Plan” means the Company’s 2014 Omnibus Equity Compensation Plan, as amended and restated effective December 1, 2016.

Section 3.    Administration

(a)           Committee.   The Plan shall be administered and interpreted by the Committee. Day to day administrative functions may be performed by employees of RCM, as approved by the Committee.

(b)           Committee Authority.   The Committee shall have the sole authority to (i) determine the Employees, Consultants and Non-Employee Directors to whom Grants shall be made under the Plan; (ii) determine the type, size and terms of the Grants to be made to each Participant; (iii) determine the time when the Grants will be made and the duration of any applicable exercise, vesting or restriction period, including the criteria for exercisability, vesting and lapse of any restriction period, and the acceleration of exercisability, vesting and lapse of restriction period; (iv) amend the terms of any previously issued Grant, subject to the provisions of Section 19; and (v) deal with any other matters arising under the Plan. However, the Board may ratify or approve any Grants as it deems appropriate and has the authority to administer the Plan. To the extent that the Board makes Grants and administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board.

(c)           Committee Determinations.   The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Grants awarded hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of RCM, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

Section 4.    Grants

Grants under the Plan may consist of Options, SARs, Stock Units, Stock Awards, Dividend Equivalents and Other Stock-Based Awards. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Grant Letter or an amendment to the Grant Letter. The Committee shall approve the form and provisions of each Grant Letter. Grants under a particular Section of the Plan need not be uniform as among the Participants. All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under such Grant.

Section 5.    Shares of Stock Subject to the Plan

(a)           Shares Authorized.   Subject to adjustment as described in Section 5(d) below, the aggregate number of shares of Stock that may be granted or transferred under the Plan is the sum of (i) 2,975,000 shares (which includes the 500,000 shares approved in connection with the amendment and restatement of the Plan effective December 1, 2016 and the 850,000 shares approved in connection with the amendment of the Plan effective upon the approval of the Company’s stockholders on or about December 17, 2020 and the 1,000,000 shares approved in connection with the amendment of the Plan effective upon the approval of the Company’s stockholders on or about December 15, 2022), (ii) the number of shares subject to outstanding options granted under the Plan and outstanding on October 26, 2022, to the extent that such options terminate, expire or are cancelled, forfeited, exchanged or surrendered without having been exercised, and (iii) the number of shares subject to stock units granted under the Plan and outstanding on October 26, 2022, to the extent such stock units are forfeited, terminated or otherwise not paid in full (the “Plan Limit”); provided, however, that the Plan Limit shall not include (x) for purposes of clause (ii), shares subject to such outstanding options to the extent that such shares are withheld or surrendered for payment of taxes or the exercise price of any such outstanding option and (y) for purposes of clause (iii), shares subject to such outstanding stock units to the extent that such shares are withheld or surrendered for payment of taxes. The shares may be authorized, but unissued, shares of Stock or reacquired shares of Stock, including shares purchased by RCM on the open market for purposes of the Plan.

(b)           Share Counting. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units, Dividend Equivalents or Other Stock-Based Awards are forfeited or terminated, or otherwise not paid in full, the shares subject to such Grants which have not been issued shall again be available for purposes of the Plan; provided, however, that (i) shares of Stock surrendered in payment of the exercise price of an Option and shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan, (ii) if SARs are exercised, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon settlement of the SARs and without regard to any cash settlement of the SARs and (iii) to the extent that other Grants are paid in cash, and not in shares of Stock, such Grants shall not count against the share limits in subsection (a).

(c)           Individual Limits. The maximum aggregate number of shares of Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 300,000 shares, subject to adjustment described below. The maximum aggregate number of shares of stock to which Options or SARs may be granted under the Plan to any individual during any calendar year is 300,000 shares, subject to adjustment as described below. The foregoing individual share limits shall apply without regard to whether such Grants are to be paid in Stock or in cash.

(d)           Adjustments.   If there is any change in the number or kind of shares of Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares; (ii) a merger, reorganization or consolidation; (iii) a reclassification or change in par value; or (iv) any other extraordinary or unusual event affecting the outstanding shares of Stock as a class without RCM’s receipt of consideration, or if the value of outstanding shares of Stock is substantially reduced as a result of a spinoff or RCM’s payment of an extraordinary dividend or distribution, the maximum number of shares of Stock available for issuance under the Plan, the maximum number of shares of Stock for which any individual may receive pursuant to Grants in any year as set forth in subsection (c) above, the number and kind of shares covered by outstanding Grants, the number and kind of shares issued or transferred and to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change in Control, the provisions of Section 17 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A and 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

Section 6.    Eligibility for Participation

(a)           Eligible Persons.   All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan. Consultants are eligible to participate in the Plan if they perform bona fide services for the Company, the services are not in connection with the offer or sale of securities in a capital-raising transaction, and the Consultants do not directly or indirectly promote or maintain a market for RCM’s securities.

(b)           Selection of Participants.   The Committee shall select the Employees, Consultants and Non-Employee Directors to receive Grants and shall determine the terms and conditions of the Grant and the number of shares of Stock subject to each Grant.

Section 7.    Options

(a)           General Requirements.   The Committee may grant Options to any Employee, Consultant or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7.

(b)           Number of Shares.   The Committee shall determine the number of shares of Stock that will be subject to each Grant of Options to Employees, Consultants and Non-Employee Directors.

(c)           Type of Option and Price.

(i)    The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of Incentive Stock Options and Nonqualified Stock Options. Incentive Stock Options may be granted only to Employees of RCM or its Subsidiaries. Nonqualified Stock Options may be granted to Employees, Consultants and Non-Employee Directors.

(ii)    The Option Price shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of the shares of Stock subject to the Grant on the Date of Grant; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the Date of Grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of RCM or any Parent or Subsidiary, unless the Option Price is not less than 110% of the Fair Market Value on the Date of Grant.

(d)           Option Term.   The Committee shall determine the term of each Option. The term of an Option shall not exceed ten years from the Date of Grant. However, an Incentive Stock Option that is granted to an Employee who, at the Date of Grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of RCM, or any Parent or Subsidiary, may not have a term that exceeds five years from the Date of Grant.

(e)           Exercisability of Options.   Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Letter. The period for when any Option may first become exercisable shall be a minimum of one year from the Date of Grant. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(f)           Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the Date of Grant (except that such Options may become exercisable, as determined by the Committee, upon the Grantee’s death, disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

(g)           Termination of Employment or Service.   Except as provided in the Grant Letter, an Option may only be exercised while the Participant is employed by, or providing service to, the Company. The Committee shall specify in the Grant Letter under what circumstances, if any, and during what time periods, if any, a Participant may exercise an Option after termination of employment or service.

(h)           Exercise of Options.   A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to RCM or its designated agent. The Participant shall pay the Option Price and any withholding taxes for the Option (i) in cash or by certified or cashier’s check; (ii) with the approval of the Committee, by delivering shares of Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Option Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Stock having an aggregate Fair Market Value on the date of exercise equal to the Option Price; (iii) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; (iv) with the approval of the Committee, by “net exercise,” which is the surrender of shares for which the Option is exercisable to RCM in exchange for a distribution of shares of Stock equal to the amount by which the then Fair Market Value of the shares subject to the exercised Option exceeds the applicable Option Price; (v) any combination of clauses (i), (ii), (iii) or (iv); or (vi) by such other method as the Committee may approve, to the extent permitted by applicable law. Shares of Stock used to exercise an Option pursuant to clause (ii) shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to RCM with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made.

(i)           Limits on Incentive Stock Options.   Each Incentive Stock Option shall provide that if the aggregate Fair Market Value on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of RCM or a Parent or Subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. The aggregate number of shares of Stock that may be issued under the Plan as Incentive Stock Options is 1,975,000 shares (which includes the 500,000 shares approved in connection with the amendment and restatement of the Plan effective December 1, 2016 and the 850,000 shares approved in connection with the amendment of the Plan effective upon the approval of the Company’s stockholders on or about December 17, 2020), and all shares issued under the Plan as Incentive Stock Options shall count against the Plan Limit.

Section 8.    SARs

(a)           General Requirements.   The Committee may grant SARs to any Employee, Consultant or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each SAR shall represent the right of the Participant to receive, upon settlement of the SAR, shares of Stock or cash equal to the amount by which the Fair Market Value of a share of Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described below in Section 8(c).

(b)           Terms of SARs.   The Committee shall determine the terms and conditions of SARs and may grant SARs separately from or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs shall be granted at the same time the Option is granted. The Committee will determine the number of SARs to be granted, the base amount, the vesting and other restrictions applicable to SARs and the period during which SARs will remain exercisable.

(c)           Base Amount.   The Committee shall establish the base amount of the SAR at the time the SAR is granted; provided, however, that the base amount shall not be less than the Fair Market Value of a share of Stock on the Date of Grant.

(d)           Exercisability. A SAR shall be exercisable during the period specified by the Committee in the Grant Letter and shall be subject to such vesting and other restrictions as may be specified in the Grant Letter. The period for when any SAR may first become exercisable shall be a minimum of one year from the Date of Grant. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(e)           Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the Date of Grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee’s death, disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

(f)           Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, shares of Stock or a combination thereof. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying shares of Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).

(g)           Payment With Respect to SARs.   The Committee shall determine whether the appreciation in a SAR shall be paid in the form of cash, in shares of Stock, or in a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Stock to be received, shares of Stock shall be valued at its Fair Market Value on the date of exercise of the SAR. If shares of Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

(h)           Requirement of Employment or Service.   The Committee shall determine in the Grant Letter under what circumstances a Participant may retain SARs after termination of the Participant’s employment or service, and the circumstances under which SARs may be forfeited.

Section 9.    Stock Units

(a)           General Requirements.   The Committee may grant Stock Units to any Employee, Consultant or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 9. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock. All Stock Units shall be credited to accounts on RCM’s records for purposes of the Plan.

(b)           Terms of Stock Units.  The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units. Notwithstanding the foregoing, the Committee may determine to accelerate the vesting of any or all outstanding Stock Units at any time for any reason.

(c)           Payment With Respect to Stock Units.   Payment with respect to Stock Units shall be made in cash, in shares of Stock, or in a combination of the two, as determined by the Committee. The Grant Letter shall specify the maximum number of shares that shall be paid under the Stock Units.

(d)           Requirement of Employment or Service.   The Committee shall determine in the Grant Letter under what circumstances, if any, a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

Section 10.    Stock Awards

(a)           General Requirements.   The Committee may issue or transfer shares of Stock to an Employee, Consultant or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 10. Shares of Stock issued or transferred pursuant to Stock Awards may be issued or transferred for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Letter as the “Restriction Period.”

(b)           Number of Shares.   The Committee shall determine the number of shares of Stock to be issued or transferred pursuant to a Stock Award and any restrictions applicable to such shares.

(c)           Requirement of Employment or Service.   The Committee shall determine in the Grant Letter under what circumstances, if any, a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(d)           Restrictions on Transfer.   During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 16. Each certificate, or electronic book entry equivalent, for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Committee may retain possession of any stock certificates for Stock Awards until all restrictions on such shares have lapsed.

(e)           Right to Vote and to Receive Dividends.   Unless the Committee determines otherwise, the Participant shall have the right to vote shares subject to Stock Awards and to receive any dividends or other distributions paid on such shares during the Restriction Period. The Committee may determine that a Participant’s entitlement to dividends or other distributions with respect to a Stock Award shall be subject to achievement of performance goals or other conditions.

(f)           Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. Notwithstanding the foregoing, the Committee may determine to accelerate the vesting and lapse of any Restriction Period of any or all outstanding Stock Awards at any time for any reason.

Section 11.    Dividend Equivalents

The Committee may include in a Grant Letter with respect to any grant of Stock Units or Other Stock-Based Awards a Dividend Equivalent right entitling the Grantee to receive amounts equal to the ordinary dividends that would be paid, during the time the Stock Unit or Other Stock-Based Award is outstanding, on the shares of Stock covered by the Stock Unit or Other Stock-Based Award as if such shares were then outstanding. The Committee shall determine whether Dividend Equivalents shall be paid currently or credited to a bookkeeping account as a dollar amount or in the form of Stock Units. The Committee shall determine whether Dividend Equivalents shall be paid in cash, in shares of Stock or in a combination, whether they shall be conditioned upon the vesting or payment of the Stock Unit or Other Stock-Based Award to which they relate, and such other terms and conditions as the Committee deems appropriate.

Section 12.    Other Stock-Based Awards

The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 7, 8, 9, 10 and 11 of the Plan) that are based on, measured by or payable in Stock to any Employee, Non-Employee Director or Consultants, on such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, shares of Stock or any combination of the foregoing, as the Committee shall determine. The vesting period for any Other Stock-Based Award that is based solely upon a continuing employment or service relationship with the Employer shall be a minimum of one year from the Date of Grant, and the vesting period for any Other Stock-Based Award that is based upon performance criteria shall be based upon performance over a minimum period of one year. Notwithstanding the foregoing, the Committee may determine to accelerate the vesting of any or all outstanding Other Stock-Based Awards at any time for any reason.

Section 13.    [Intentionally Omitted]

Section 14.    Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Stock that would otherwise be due to the Participant in connection with any grant of Stock Units, Dividend Equivalents or Other Stock-Based Awards. The Committee shall establish rules and procedures for such deferrals, which shall be consistent with the requirements of section 409A of the Code and the corresponding Treasury regulations and rulings.

Section 15.    Withholding of Taxes

(a)           Required Withholding.   All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. RCM may (i) require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or (ii) deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants. RCM may require the payment of any taxes before issuing any shares of Stock pursuant to the Grant.

(b)           Election to Withhold Shares.   If the Committee so permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Grants paid in shares of Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. In addition, with respect to any required tax withholding amount that exceeds the minimum applicable withholding tax rate, the Committee may permit a Participant to satisfy such tax withholding obligation with respect to such excess amount by providing that the Participant may elect to deliver to RCM shares of Stock owned by the Participant that have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to RCM. The elections described in this subsection (b) must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

Section 16.    Transferability of Grants

(a)           In General.   Except as provided in this Section 16, only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not transfer those rights except by will or by the laws of descent and distribution, or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order. When a Participant dies, the Successor Participant may exercise such rights in accordance with the terms of the Plan. A Successor Participant must furnish proof satisfactory to RCM of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b)           Transfer of Nonqualified Stock Options.   Notwithstanding the foregoing, the Committee may provide in a Grant Letter that a Participant may transfer Nonqualified Stock Options to family members or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

Section 17.    Consequences of a Change in Control

(a)           Assumption of Grants.   Upon a Change in Control where RCM is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options and rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other Grants that remain outstanding shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Notwithstanding the immediately preceding sentence, if, in connection with such Change in Control, any outstanding Options and SARs are not assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and any other outstanding Grants are not converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation), then upon such Change in Control (x) all such outstanding Options and SARs that are not assumed or replaced shall accelerate and become fully exercisable, (y) the restrictions and conditions on all such outstanding Stock Awards that are not converted to similar grants shall fully lapse and (z) all such outstanding Stock Units, Dividend Equivalents and Other Stock-Based Awards that are not converted to similar grants shall be fully vested.

(b)           Acceleration of Exercisability/Vesting. If a Participant’s Grant is assumed as provided in Section 17(a) and if, within the two (2) year period following the occurrence of such Change in Control, such Participant ceases to be employed by, or providing service to, the surviving corporation (or a parent or subsidiary of the surviving corporation) on account of a termination by the surviving corporation (or a parent or subsidiary of the surviving corporation) for any reason other than on account of cause, death or disability, then as of the date of such Participant’s termination of employment or service all of such Participant’s then outstanding (i) Options and SARs shall automatically accelerate and become fully exercisable, (ii) Stock Awards shall have all restrictions and conditions immediately lapse and (iii) Stock Units, Dividend Equivalents and Other Stock-Based Awards shall be fully vested.

(c)           Other Alternatives.   Notwithstanding the foregoing, in the event of a Change in Control, the Committee may take any of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (i) determine that outstanding Options and SARs shall accelerate and become exercisable, in whole or in part; (ii) determine that the restrictions and conditions on outstanding Stock Awards shall lapse, in whole or in part; (iii) determine that outstanding Stock Units, Dividend Equivalents and Other Stock-Based Awards shall be vested, in full or part; (iv) require that Participants surrender their outstanding Options and SARs in exchange for a payment by RCM, in cash, shares of Stock or other property, as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value subject to the Participant’s unexercised Options and SARs exceeds the Option Price of the Options or the base amount of the SARs, as applicable; (v) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate; or (vi) determine that Participants shall receive a payment in settlement of outstanding Stock Units, Dividend Equivalents or Other Stock-Based Awards, if permitted under section 409A of the Code. Such acceleration, surrender, termination or settlement shall take place as of the date of the Change in Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the shares of Stock equals or is less than the per share Option Price or base amount, as applicable, the Company shall not be required to make any payment to the Participant upon surrender of the Option or SAR.

(d)           Other Transactions. The Committee may provide in a Grant Letter or any incentive, employee benefit, severance or change in control or similar plan of RCM, or any employment, severance, termination or similar agreement with any person who is a Participant, that a sale, divestiture, disposition or other transaction involving a Subsidiary or a division, group or business unit of RCM or a Subsidiary shall be considered a Change in Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

Section 18.    Requirements for Issuance of Shares

No shares of Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

Section 19.    Amendment and Termination of the Plan

(a)           Amendment.   The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of RCM if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements.

(b)           Prohibition on Repricing Programs. The Committee shall not (i) implement any cancellation/regrant program pursuant to which outstanding Options or SARs under the Plan are cancelled and new Options or SARs are granted in replacement with a lower exercise price per share, (ii) cancel outstanding Options or SARs under the Plan with Option Prices or base prices per share in excess of the then current Fair Market Value per share of Stock for consideration payable in cash, equity securities of RCM or in the form of any other award under the Plan, except in connection with a Change in Control transaction or (iii) otherwise directly reduce the exercise price in effect for outstanding Options or SARs under the Plan, without in each such instance obtaining stockholder approval.

(c)           Stockholder Approval for “Qualified Performance-Based Compensation.”   If Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards are granted as “qualified performance-based compensation” under Section 13 above, the Plan must be reapproved by RCM’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 13, if additional Grants are to be made under Section 13 and if required by section 162(m) of the Code or the regulations thereunder.

(d)           Termination of Plan.   The Plan shall terminate on December 17, 2030, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.

(e)           Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 20(c). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. No amendment or termination of this Plan shall, without the consent of the Participant, impair any rights or obligations under any Grant previously made to the Participant, unless such right has been reserved in the Plan or the Grant Letter, or except as provided in Section 20(c) below.

Section 20.    Miscellaneous

(a)           Grants in Connection with Corporate Transactions and Otherwise.   Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of RCM to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving RCM in substitution for a grant made by such corporation. The terms and conditions of the substitute Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute Grants.

(b)           RCM Policies. All Grants under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and any other policies implemented by the Board or the Committee, as in effect from time to time.

(c)           Compliance with Law.   The Plan, the exercise of Options and the obligations of RCM to issue or transfer shares of Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of RCM that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of RCM that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any provision that is designed to comply with section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code as set forth in the Plan ceases to be necessary under section 16 of the Exchange Act or required under sections 162(m), 409A or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants.

(d)           Section 409A. The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. All Grants shall be construed and administered such that the Grant either (i) qualifies for an exemption from the requirements of section 409A of the Code or (ii) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (i) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (iii) payments to be made upon a Change in Control shall only be made upon a “change of control event” under section 409A of the Code, (iv) unless the Grant specifies otherwise, each payment shall be treated as a separate payment for purposes of section 409A of the Code, and (v) in no event shall a Grantee, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code. Any Grant granted under the Plan that is subject to section 409A of the Code and that is to be distributed to a key employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Grantee’s separation from service, if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within thirty (30) days after the end of the six-month period. If the Grantee dies during such six-month period, any postponed amounts shall be paid within sixty (60) days of the Grantee’s death. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.

(e)           Enforceability.   The Plan shall be binding upon and enforceable against RCM and its successors and assigns.

(f)           Funding of the Plan; Limitation on Rights.   This Plan shall be unfunded. Neither RCM nor any other Company shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between RCM or any other Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of RCM or any other Company. To the extent that any person acquires a right to receive payment from RCM hereunder, such right shall be no greater than the right of any unsecured general creditor of RCM. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

(g)           Rights of Participants.   Nothing in this Plan shall entitle any Employee, Consultant, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Company.

(h)           No Fractional Shares.   No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i)           Employees Subject to Taxation Outside the United States.   With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(j)           Governing Law.   The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Nevada, without giving effect to the conflict of laws provisions thereof.

0

PROXY

RCM TECHNOLOGIES, INC.

2500 McClellan Avenue, Suite 350
Pennsauken, NJ 08109-4613

PROXY FOR 2022 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder appoints Bradley S. Vizi and Kevin D. Miller, and each of them, individually, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution in each of them, to vote, and otherwise act on behalf of the undersigned with respect to, all shares of Common Stock of RCM Technologies, Inc. ("RCM") held of record by the undersigned as of October 19, 2022, at the Annual Meeting of Stockholders of RCM to be held virtually at https://web.lumiagm.com/204238937 (password: rcm2022) on Thursday, December 15, 2022, at 4:00 p.m. local time, and at any and all adjournments or postponements thereof (the "Annual Meeting"), upon the following matters, which are described in RCM's Proxy Statement for the Annual Meeting. RCM's Board of Directors recommends a vote "FOR ALL" the director nominees and a vote "FOR" proposals 2, 3 and 4. The undersigned stockholder further hereby ratifies all that the said attorneys and proxies may do by virtue hereof.

Instructions on how to attend the meeting appear in RCM's Proxy Statement for the Annual Meeting.

In accordance with the discretion and at the instruction of the Board of Directors or an authorized committee thereof, the proxy holder is authorized to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the meeting subject to the conditions described in RCM's Proxy Statement concerning the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. Where no direction is given, except in the case of broker non-votes, the shares represented by this proxy will be voted in accordance with the Board of Directors' recommendations. If any nominee named on the reverse side declines or is unable to serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors or an authorized committee thereof. The undersigned stockholder hereby revokes any other proxy heretofore executed by the undersigned for the Annual Meeting and acknowledges receipt of the Notice of 2022 Annual Meeting of Stockholders and Proxy Statement and the Annual Report to Stockholders furnished in connection therewith.

1.1

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

RCM TECHNOLOGIES, INC.

December 15, 2022

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003333333030000000 7 121522

The Board of Directors recommends you vote FOR each of the following nominees and FOR proposals 2, 3 and 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the five directors proposed in the accompanying proxy, each to serve a one-year term and until a successor is elected and qualified:

		FOR	AGAINST	ABSTAIN
1(a)	Bradley S. Vizi	☐	☐	☐
1(b)	Chigozie Amadi	☐	☐	☐
1(c)	Richard A. Genovese	☐	☐	☐
1(d)	Swarna Srinivas Kakodkar	☐	☐	☐
1(e)	Jayanth S. Komarneni	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign this Proxy exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners should each sign. When shares are held by more than one person, all should sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

ANNUAL MEETING OF STOCKHOLDERS OF

RCM TECHNOLOGIES, INC.

December 15, 2022

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries and follow the instructions. Have your proxy card available when you call.

Vote by phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiagm.com/204238937 (password: rcm2022) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.

00003333333030000000 7 121522

The Board of Directors recommends you vote FOR each of the following nominees and FOR proposals 2, 3 and 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. Election of the five directors proposed in the accompanying proxy, each to serve a one-year term and until a successor is elected and qualified:			
1(a) Bradley S. Vizi	☐	☐	☐
1(b) Chigozie Amadi	☐	☐	☐
1(c) Richard A. Genovese	☐	☐	☐
1(d) Swarna Srinivas Kakodkar	☐	☐	☐
1(e) Jayanth S. Komarneni	☐	☐	☐
2. Approval of amendment to the RCM Technologies, Inc. 2014 Omnibus Equity Compensation Plan.	☐	☐	☐
3. Ratification of our Audit Committee's selection of WithumSmith+Brown, PC as our independent accountants for our fiscal year ending December 31, 2022.	☐	☐	☐
4. Advisory vote to approve the compensation of our named executive officers for 2021.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign this Proxy exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners should each sign. When shares are held by more than one person, all should sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.